As filed with the Securities and Exchange Commission on May 4, 2004
                                                     Registration No. 333-112457

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                           Mpower Holding Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                                    52-2232143
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                          175 Sully's Trail, Suite 300
                               Pittsford, NY 14534
                                 (585) 218-6550
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------
                           Russell I. Zuckerman, Esq.
              Senior Vice President, General Counsel and Secretary
                          175 Sully's Trail, Suite 300
                               Pittsford, NY 14534
                                 (585) 218-6550
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              Lisa L. Jacobs, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                                 ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------- ------------------ ------------------------ -----------------
                                                                                               Proposed maximum          Amount of
                       Title of each class of                            Amount to be         aggregate offering        registration
                    securities to be registered                          registered(1)            price(1)(2)              fee(3)
--------------------------------------------------------------------- ------------------ ------------------------ -----------------
Mpower Holding Corporation Senior Debt Securities; Subordinated               (4)                     (4)                   (4)
Debt Securities; Common Stock, par value $0.001 per share (5);
Preferred Stock, par value $0.001 per share (5); Depositary Shares
(5); Warrants (5)(8); Stock Purchase Contracts (5); and Stock
Purchase Units (5) ..............................................
--------------------------------------------------------------------- ------------------ ------------------------ -----------------
Warrants and Underlying Common Stock (6).........................       $3,000,000 (7)            $3,000,000              $380.10
--------------------------------------------------------------------- ------------------ ------------------------ -----------------
Total............................................................      $250,000,000 (9)          $250,000,000             $31,675
--------------------------------------------------------------------- ------------------ ------------------------ -----------------

(1) There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior or subordinated, of the registrant and such indeterminate number of warrants, depository shares, stock purchase contracts and stock purchase units of the registrant as shall have an aggregate initial offering price not to exceed $250,000,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(2) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement.
(3)  Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(4) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.
(5) Also includes such indeterminate number of shares of preferred stock, depositary shares, common stock, warrants, stock purchase contracts and stock purchase units as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this registration statement.

(6) Represents the amount of Warrants and shares of Common Stock for which the Warrants are exercisable to be issued pursuant to the master sales agent warrant program described in a prospectus forming a part of this registration statement.
(7) Such amount represents the aggregate exercise price for all shares of Common Stock to be issued upon exercise of the Warrants issued under the warrant program.
(8) Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.
(9) Such amount represents (i) whether issued separately or as part of a stock purchase unit, (a) the initial offering price of any common stock, (b) the liquidation preference, or, if different, the initial offering price of any preferred stock, (c) the principal amount of the debt securities, and the issue price rather than the principal amount of any such securities issued at original issue discount, (d) the initial offering price of any warrants or depository shares and (e) the purchase price of any common or preferred stock under any stock purchase contract, and (ii) the initial offering price of any stock purchase units.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

===============================================================================

                   SUBJECT TO COMPLETION, DATED MAY 4, 2004

                                  [Mpower Logo]

                           Mpower Holding Corporation

              Warrants to purchase 1,000,000 shares of Common Stock
             and Common Stock issuable upon exercise of the Warrants


     We are issuing by this prospectus, from time to time to our independent contractor master sales agents, warrants to purchase 1,000,000 shares of our common stock, par value $0.001 per share. The warrants and the underlying common stock offered by this prospectus are offered pursuant to our registration statement on Form S-3 of which this prospectus is a part.

     The master sales agents who receive warrants to purchase our common stock offered by this prospectus will be entitled to subscribe for and purchase our common stock. Each warrant issued pursuant to the warrant program described in this prospectus will be exercisable at an exercise price per share equal to the average weighted price per share of Mpower Holding Corporation's common stock on the date such warrant is issued, as quoted by any national or regional securities exchange on which Mpower Holding Corporation's common stock is then listed or on any interdealer or over-the-counter quotation system on which Mpower Holding Corporation's common stock is then quoted, subject to adjustment as described in the warrant certificate. If Mpower Holding Corporation's common stock is not then listed or quoted, the exercise price for each warrant issued pursuant to the warrant program will be the fair value, as determined in good faith by Mpower Holding Corporation's board of directors, of a share of Mpower Holding Corporation's common stock on the date the warrant is issued.

     Our common stock is quoted on the NASD Over-the-Counter Bulletin Board under the symbol "MPOW." On May 3, 2004, the closing price of our common stock was $1.41 per share. As of the date of this prospectus, none of our securities are listed on any national securities exchange or automated quotation system.

     Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                               -------------------



                     The date of this prospectus is , 2004.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securitiers and is not soliciting an offer to buy these seucrities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page
         Summary .............................................................1
         Risk Factors.........................................................3
         Use of Proceeds.....................................................12
         Capitalization......................................................13
         Common Stock Price Range............................................14
         Ratio of Earnings To Combined Fixed Charges and Preference
          Security Dividends.................................................15
         Government Regulations..............................................16
         Description of the Warrants.........................................19
         Description of Capital Stock........................................25
                  Common Stock...............................................25
                  Preferred Stock............................................26
         Certain U.S. Federal Income Tax Consequences........................30
         Plan of Distribution................................................33
         Where You Can Find More Information.................................33
         Forward Looking Statements..........................................33
         Legal Matters.......................................................34
         Experts  ...........................................................34


                          -----------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus.

     We are offering to sell, and are seeking offers to buy, the warrants and the underlying common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the warrants and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

     Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Mpower" are to Mpower Holding Corporation and not its subsidiaries.



                                      (i)

                                    SUMMARY

     The following information supplements, and should be read together with, the information contained in other parts of this prospectus. You should read this summary information together with the more detailed information appearing elsewhere and incorporated by reference in this prospectus to help you understand the warrants. You should carefully read this prospectus to understand fully the terms of the warrants and the terms of the warrant program as well as the tax and any other considerations that are important to you in making a decision about whether to participate in the warrant program.

Our Company

     We are a provider of telecommunications services offering local and long distance voice services as well as high-speed Internet access via a variety of broadband products. We are a competitive local telephone company. As such, we compete with other competitive local telephone companies and with the existing and predominant local telephone company in an area, which is referred to in this prospectus as the "incumbent local telephone company". Our services are offered primarily to small and medium-sized business customers through Mpower's wholly-owned subsidiary, Mpower Communications Corp.

     On April 8, 2002, Mpower filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. On July 17, 2002 the bankruptcy court approved Mpower's plan of reorganization and Mpower emerged from the protection of Chapter 11 on July 30, 2002. Although we have steadily reduced our net losses since our emergence from bankruptcy, we recorded net losses of $21.1, million, $94.4 million and $467.7 million, respectively for the fiscal years ended December 31, 2003, 2002 and 2001 and as of December 31, 2003 we had a stockholders' deficit of $37.5 million.

     As of March 2004, we provided services to small and medium-sized business customers and residential customers (primarily in the Las Vegas market) in Los Angeles, California; San Diego, California; Northern California (the San Francisco Bay area and Sacramento); Las Vegas, Nevada; and Chicago, Illinois. As a facilities-based provider, we own and control our own network infrastructure. Our network reaches across 294 incumbent carrier central office collocation sites in which our facilities are based. An incumbent carrier's central office collocation site is an area provided to us by an incumbent local telephone company where we physically place the equipment required to provide telephone service to our customers. This equipment is placed in the incumbent local telephone company's local office to facilitate the connection between our equipment and the incumbent local telephone company's equipment, which includes the telephone line running from the telephone company's office to the home or office of the customer. We have over 258,000 billable lines in service. As of March 2004, we had approximately 730 employees.

     We were one of the first competitive local telephone companies to implement a facilities-based network strategy. As a result, we own the network switches that control how voice and data communications originate and terminate, and lease the telephone lines, or transport systems, over which the voice and data traffic are transmitted. As described above, we install our network equipment at collocation sites of the incumbent local telephone company from whom we rent standard telephone lines. Because we have already built our network, we believe we can sustain service in our markets at a comparatively low cost, while maintaining control of the access to our customers.

     Our business strategy is to deliver integrated voice and broadband data solutions. Specifically, we provide small and medium-sized business customers with a full suite of communications services and features, including local telephone service, long distance and broadband Internet, integrated on one bill, with the convenience of a single source provider. We have approximately 51,000 business customers and 21,000 residential customers. Our residential customers are primarily located in the Las Vegas market. A business customer is defined by the number of bills we provide to our customers every month. For example, we have some business customers for whom we provide service at multiple locations and for whom we issue a single bill which we define as a single business customer. Conversely, we have some business customers for whom we provide service at multiple locations and for whom we issue a separate bill for each location, which we define as a multiple business customer.

     We are able to offer fully integrated voice and data products through our existing network. In order to serve the largest portion of our target market, our combined voice and data network allows us to deliver services in several combinations over the most favorable technology.

                                  RISK FACTORS

     You should carefully consider the risks described below, as well as other information contained in this prospectus and the documents incorporated or deemed incorporated by reference in this prospectus before making an investment in the warrants or shares of our common stock.

                      Risk Factors Related to Our Business

Our losses and negative cash flows will continue if we are unable to reverse our history of losses.

     We recorded net losses of $21.1 million, $94.4 million and $467.7 million, respectively for the fiscal years ended December 31, 2003, 2002 and 2001. In addition, we had negative cash flow from operations of $9.4 million, $124.2 million and $219.3 million, respectively for the fiscal years ended December 31, 2003, 2002 and 2001. At the present time, we do not generate enough cash flow to cover our operating costs and capital expenditures. We will need to improve our operating results to achieve and sustain profitability and to generate sufficient positive cash flow from operations to meet our planned capital expenditures, working capital and any future debt service requirements. We are contractually committed to pay $25.1 million during 2004 and plan to make approximately $11.0 million of capital expenditures during the year. If the revenues generated from our operations are not sufficient to cover these commitments and other operating expenses, we will need to rely on our cash balances, credit facility or other financing. Under any of these circumstances, our financial condition will be weakened.

Market conditions and our past performance resulted in our bankruptcy reorganization in 2002.

     We filed for bankruptcy protection in April 2002 and completed our bankruptcy reorganization in July 2002. Although we eliminated substantially all of our substantial debt burden in the reorganization, we still face many of the same hurdles that existed prior to the bankruptcy and that resulted in the failure of a number of companies in our industry. In particular, we still have to compete with well-entrenched, monopolistic telephone companies such as Verizon and SBC, and we must still look to these aggressive competitors to supply us with access to their facilities in order for us to serve our own customers.

The reorganization of our sales force may adversely affect our operating results.

     The reorganization of our sales force has created a sales channel that focuses on large customers. These customers have more complex decision processes and more cautious approaches towards decision-making, resulting in a longer sales cycle for us. As a result of this reorganization of our sales force, there may be periods of time when the sales force is not at its optimal headcount, which may result in fewer sales and adversely affect our operating results. In addition, until a greater number of our sales personnel have been fully trained, there may be a delay in our achieving the desired effectiveness from our sales force, again adversely affecting our operating results.

If we are not able to obtain additional funds when needed, our ability to grow our business and our competitive position in our markets will be jeopardized.

     If we cannot generate or otherwise obtain sufficient funds, if needed, we may not be able to grow our business or devote the funds to marketing, new technologies and working capital necessary to compete effectively in the communications industry. We expect to fund any capital requirements through existing resources, internally generated funds and debt or equity financing, if needed. We may not be able to raise sufficient debt or equity financing, if and when needed, on acceptable terms or at all. This could result in stagnant or declining revenues and additional losses.

Future debt may create financial and operating risks for us.

     Although we do not currently intend to incur debt to finance our ongoing operations, we may incur debt to finance acquisition or expansion opportunities that may arise. Our substantial debt burden in 2002 contributed significantly to our bankruptcy filing in April 2002, as our cash from operations was insufficient to fund our ongoing operations, capital expenditures and the debt service.

     Debt we may incur in the future could have important consequences to you, including the following:

     o It could limit our ability to obtain additional financing for working capital, capital expenditures, and general corporate purposes;

     o It could require us to dedicate a substantial portion of our cash flow from operations to payments of principal and interest on our debt, thereby reducing the funds available to us for other purposes, including working capital, capital expenditures, and general corporate purposes;

     o It could make us more vulnerable to changes in general economic conditions or increases in prevailing interest rates; limiting our ability to withstand competitive pressures and reducing our flexibility in responding to changing business and economic conditions;

     o It could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o It could place us at a competitive disadvantage compared to our competitors that have less debt;

     o Our failure to comply with the restrictions contained in any of our financing agreements could lead to a default which could result in our being required to repay all of our outstanding debt; and

     o Future agreements which may govern the terms of debt we may incur may contain covenants that may restrict our ability to:

          -    incur additional debt;

          -    pay dividends and make other distributions;

          -    prepay subordinated debt;

          -    make investments and other restricted payments;

          -    create liens and sell assets; and

          -    engage in transactions with affiliates.

Our failure to comply with these covenants could lead to a default under the terms of our debt, requiring us to repay all of our then outstanding debt.

Fluctuating operating results may negatively affect our stock price.

     Our annual and quarterly operating results may fluctuate as a result of numerous factors, many of which are outside of our control. These factors include:

          o delays in the generation of revenue because certain network elements have lead times that are controlled by incumbent carriers and other third parties;

          o the ability to develop and commercialize new services by us or our competitors;

          o the ability to deploy on a timely basis our services to adequately satisfy customer demand;

          o    our ability to successfully operate and maintain our networks;

          o    the rate at which customers subscribe to our services;

          o decreases in the prices for our services due to competition, volume-based pricing and other factors;

          o the development and operation of our billing and collection systems and other operational systems and processes;

          o the rendering of accurate and verifiable bills from the incumbent local telephone companies from whom we lease transport and resolution of billing disputes;

          o the incorporation of enhancements, upgrades and new software and hardware products into our network and operational processes that may cause unanticipated disruptions; and

          o the interpretation and enforcement of regulatory developments and court rulings concerning the 1996 Telecommunications Act, interconnection agreements and the antitrust laws.

If our operating results fluctuate so as to cause us to miss earnings expectations, our stock price and the prices for other securities we may issue may be adversely affected.

The loss of senior members of our management team may adversely affect our operating results.

     Our business is managed by a small number of key management personnel, the loss of some of whom could impair our ability to carry out our business plan. We believe our future success will depend in large part on our ability to attract and retain highly skilled and qualified personnel. If one or more senior members of our management team leaves us, it may be difficult to find suitable replacements. The loss of senior management personnel may adversely affect our operating results as we incur costs to replace the departed personnel and potentially lose opportunities in the transition of important job functions. We do not maintain key man insurance on any of our officers.

If our equipment does not perform as we expect, it could delay our introduction of new services resulting in the loss of existing or prospective customers.

     In implementing our strategy, we may use new or existing technologies to offer additional services. We also plan to use equipment manufactured by multiple vendors to offer our current services and future services in each of our markets. If we cannot successfully install and integrate the technology and equipment necessary to deliver our current services and any future services within the time frame and with the cost effectiveness we currently contemplate, we could be forced to delay or abandon the introduction of new services. This could adversely affect our ability to attract and retain customers, resulting in a reduction of expected revenues.

The failure of our operations support system to perform as we expect could impair our ability to retain customers and obtain new customers or could result in increased capital expenditures.

     Our operations support system is expected to be an important factor in our success. If our operations support system fails or is unable to perform, we could suffer customer dissatisfaction, loss of business or the inability to add customers on a timely basis, any of which would adversely affect our business, financial condition and results of operations. Furthermore, problems may arise with higher processing volumes or with additional automation features, which could potentially result in system breakdowns and delays and additional, unanticipated expense to remedy the defect or to replace the defective system with an alternative system.

Our failure to manage growth could result in increased costs.

     We may be unable to manage our growth effectively. This could result in increased costs and delay our introduction of additional services, resulting in a reduction of expected revenues. The development of our business will depend on, among other things, our ability to achieve the following goals in a timely manner, at reasonable costs and on satisfactory terms and conditions:

          o    purchase, install and operate equipment;

          o negotiate suitable interconnection agreements with, and arrangements for installing our equipment at the central offices of, incumbent local telephone companies on satisfactory terms and conditions;

          o    hire and retain qualified personnel;

          o    lease suitable access to transport networks; and

          o    obtain required government authorizations.

     Any significant growth will place a strain on our operational, human and financial resources and will also increase our operating complexity as well as the level of responsibility for both existing and new management personnel. Our ability to manage our growth effectively will depend on the continued development of plans, systems and controls for our operational, financial and management needs and on our ability to expand, train and manage our employee base.

Our services may not achieve sufficient market acceptance to allow us to become profitable.

     To be successful, we must develop and market services that are widely accepted by businesses at profitable prices. Our success will depend upon the willingness of our target customers to accept us as an alternative provider of local, long distance, high-speed data and Internet services. Although we are in the process of rolling out additional products and services, we might not be able to provide the range of communication services our target business customers need or desire. A failure to develop acceptable product and service offerings will adversely affect our revenues and ability to achieve profitability.

Our failure to achieve or sustain market acceptance at desired pricing levels could impair our ability to achieve profitability or positive cash flow.

     Prices for data communication services have fallen historically, a trend which may continue. Accordingly, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices. Our ability to meet price competition may depend on our ability to operate at costs equal to or lower than our competitors or potential competitors. There is a risk that competitors, perceiving us to lack capital resources, may undercut our rates, increase their services or take other actions that could be detrimental to us. Lower prices will negatively affect our ability to achieve and sustain profitability.

If we are unable to negotiate and enforce favorable interconnection agreements, we may incur higher costs that would impair our ability to operate profitably in our existing markets.

     We must renew interconnection agreements currently in place with SBC Corp. (with its California and Illinois subsidiaries), Sprint Nevada, and Verizon California, as these current agreements expire during 2004. Upon renewal of our interconnection agreements with other companies, including incumbent local telephone companies, in the markets in which we operate, the rates charged to us under the interconnection agreements might be increased. The increased prices might impair our ability to price our services in a way to attract a sufficient number of customers and to achieve profitability. We may be able to contest price increases on regulatory grounds, but we may not be successful with any challenges and we could incur significant costs seeking the regulatory review.

Delays by the incumbent local telephone companies in connecting our customers to our network could result in customer dissatisfaction and loss of business.

     We rely on the timeliness of incumbent local telephone companies and other competitive local telephone companies in processing our orders for customers switching to our service and in maintaining the customers' standard telephone lines to assure uninterrupted service. Therefore, the incumbent local telephone companies might not be able to provide and maintain leased standard telephone lines in a prompt and efficient manner as the number of standard telephone lines requested by competitive local telephone companies increases. This may result in customer dissatisfaction and the loss of business.

Our reliance on a limited number of equipment suppliers could result in additional expenses and loss of revenues.

     We currently rely and expect to continue to rely on a limited number of third party suppliers to manufacture the equipment we require. If our suppliers enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with our suppliers it may materially and adversely affect the availability and pricing of the equipment we purchase. Our reliance on third-party vendors involves a number of additional risks, including the absence of guaranteed supply and reduced control over delivery schedules, quality assurance, production yields and costs.

     Our vendors may not be able to meet our needs in a satisfactory and timely manner in the future and we may not be able to obtain alternative vendors when and if needed. It could take a significant period of time to establish relationships with alternative suppliers for critical technologies and to introduce substitute technologies into our network. In addition, if we change vendors, we may need to replace all or a portion of the equipment deployed within our network at significant expense in terms of equipment costs and loss of revenues in the interim.

If we are not able to compete successfully in the highly competitive telecommunications industry with competitors that have greater resources than we do, our revenues and operating results will be negatively affected.

     Our success depends upon our ability to compete with other telecommunications providers in each of our markets, many of which providers have substantially greater financial, marketing and other resources than we have. In addition, competitive alternatives may result in substantial customer turnover in the future. A growing trend towards consolidation of communications companies and the formation of strategic alliances within the communications industry, as well as the development of new technologies, could give rise to significant new competitors. If we cannot compete successfully, our revenues and operating results will suffer.

If we are not able to obtain or implement new technologies, we may lose business and limit our ability to attract new customers.

     We may be unable to obtain access to new technology on acceptable terms or at all. We may be unable to adapt to new technologies and offer services in a competitive manner. If these events occur, we may lose customers to competitors offering more advanced services and our ability to attract new customers would be hindered. This would adversely affect our revenues and operating results. Rapid and significant changes in technology are expected in the communications industry. We cannot predict the effect of technological changes on our business. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes, evolving industry standards and changing needs of our current and prospective customers.

A system failure or breach of network security could cause delays or interruptions of service to our customers and result in customer dissatisfaction and loss of business.

     Interruptions in service, capacity limitations or security breaches could have a negative effect on customer acceptance and, therefore, on our ability to retain existing customers and attract new customers. The loss of existing or prospective customers would have a negative effect on our business, financial condition and results of operations. Our networks may be affected by physical damage, power loss, capacity limitations, software defects, breaches of security by computer viruses, break-ins or otherwise and other factors which may cause interruptions in service or reduced capacity for our customers.

If we are unable to effectively deliver our services to a substantial number of customers, we may not achieve our revenue goals.

     Our network may not be able to connect and manage a substantial number of customers at high transmission speeds. If we cannot achieve and maintain digital transmission speeds that are otherwise available in a particular market in which we compete, we may lose customers to competitors with higher transmission speeds and we may not be able to attract new customers. The loss of existing or prospective customers would have a negative effect on our business, financial condition and results of operations. While digital transmission speeds of up to
1.5 Mbps are possible on portions of our network, that speed may not be available over a majority of our network. Actual transmission speeds on our network will depend on a variety of factors many of which are beyond our control, including the distance an end user is located from a central office, the quality of the telephone lines, the presence of interfering transmissions on nearby lines and other factors.

We may lose customers or potential customers because the telephone lines we require may be unavailable or in poor condition.

     Our ability to provide some of our services to potential customers depends on the quality, physical condition, availability and maintenance of telephone lines within the control of the incumbent local telephone companies. If the telephone lines are not adequate, we may not be able to provide certain services to many of our target customers. In addition, the incumbent local telephone companies may not maintain the telephone lines in a condition that will allow us to implement certain services effectively or may claim they are not of sufficient quality to allow us to fully implement or operate certain services. Under these circumstances, we will likely suffer customer dissatisfaction and the loss of existing and prospective customers.

Interference or claims of interference could result in customer dissatisfaction and loss of customers.

     Interference, or claims of interference by the incumbent local telephone companies, if widespread, could adversely affect our speed of deployment, reputation, brand image, service quality and customer satisfaction and retention. Technologies deployed on copper telephone lines, such as DSL, have the potential to interfere with other technologies on the copper telephone lines. Interference could degrade the performance of our services or make us unable to provide service on selected lines and the customers served by those lines. Although we believe our DSL technologies, like other technologies, do not interfere with existing voice services, incumbent local telephone companies may claim the potential for interference permits them to restrict or delay our deployment of DSL services. The procedures to resolve interference issues between competitive local telephone companies and incumbent local telephone companies are still being developed. We may be unable to successfully resolve interference issues with incumbent local telephone companies on a timely basis. These problems would likely result in customer dissatisfaction and the loss of existing and prospective customers.

Our future revenues and success will depend on growth in the demand for Internet access and high-speed data services.

     If the markets for the services we offer, including Internet access and high-speed data services, fail to develop, grow more slowly than anticipated or become saturated with competitors, we may not be able to achieve our projected revenues. Demand for Internet services is still uncertain and depends on a number of factors, including the growth in consumer and business use of new interactive technologies, the development of technologies that facilitate interactive communication between organizations and targeted audiences, security concerns and increases in data transport capacity.

     In addition, the market for high-speed data transmission is relatively new and evolving. Various providers of high-speed digital services are testing products from various suppliers for various applications, and no industry standard has been broadly adopted. Critical issues concerning commercial use of DSL for Internet and high-speed data access, including security, reliability, ease of use and cost and quality of service, remain unresolved and may impact the growth of these services.

The desirability and marketability of our Internet service and our revenues may be adversely affected if we are not able to maintain reciprocal relationships with other Internet service providers.

     The Internet is comprised of many Internet service providers and underlying transport providers who operate their own networks and interconnect with other Internet service providers at various points. As we continue the operation of Internet services, connections to the Internet will be provided through wholesale carriers. We anticipate that as our volume increases, we will enter into reciprocal agreements with other Internet service providers. Other national Internet service providers may not maintain reciprocal relationships with us. If we are unable to maintain these relationships, our Internet services may not be attractive to our target customers, which would impair our ability to retain and attract customers and negatively affect revenues. In addition, the requirements associated with maintaining relationships with the major national Internet service providers may change. We may not be able to expand or adapt our network infrastructure to meet any new requirements on a timely basis, at a reasonable cost, or at all.

We may incur liabilities as a result of our Internet service offerings.

     United States law relating to the liability of on-line service providers and Internet service providers for information carried on, disseminated through, or hosted on their systems is currently unsettled. If liability is imposed on Internet service providers, we would likely implement measures to seek to minimize our liability exposure. These measures could require us to expend substantial resources or discontinue some of our product or service offerings. In addition, increased attention to liability issues, as a result of litigation, legislation or legislative proposals could adversely affect the growth and use of Internet services. Under these circumstances, our revenues and operating expenses may be negatively affected.

Changes in laws or regulations could restrict the way we operate our business and negatively affect our costs and competitive position.

     A significant number of the services we offer are regulated at the federal, state and/or local levels. If these laws and regulations change or if the administrative implementation of laws develops in an adverse manner, there could be an adverse impact on our costs and competitive position. In addition, we may expend significant financial and managerial resources to participate in administrative proceedings at either the federal or state level, without achieving a favorable result. We believe incumbent carriers and others may work aggressively to modify or restrict the operation of many provisions of the Telecommunications Act. We expect incumbent local telephone companies and others to continue to pursue litigation in courts, institute administrative proceedings with the FCC and other state regulatory agencies and lobby the United States Congress, all in an effort to affect laws and regulations in a manner favorable to them and against the interest of competitive local telephone companies. Adverse regulatory developments could negatively affect our operating expenses and our ability to offer services sought by our existing and prospective customers.

The prices we charge for our services and pay for the use of services of incumbent local telephone companies and other competitive local telephone companies may be negatively affected in regulatory proceedings, which could result in decreased revenues, increased costs and loss of business.

     If we were required to decrease the prices we charge for our services or to pay higher prices for services we purchase from incumbent local telephone companies and other competitive local telephone companies, it would have an adverse effect on our ability to achieve profitability and offer competitively priced services. We must file tariffs with state and federal regulators which indicate the prices we charge for our services. In addition, we purchase some tariffed services from incumbent local telephone companies and/or competitive local telephone companies. The rates we pay for other services we purchase from incumbent local telephone companies and other competitive local telephone companies are set by negotiations between the parties. All of the tariffed prices may be challenged in regulatory proceedings by customers, including incumbent local telephone companies, competitive local telephone companies and long distance carriers who purchase these services. Negotiated rates are also subject to regulatory review. During the pendency of the negotiations, or if the parties cannot agree, the local carrier must charge the long distance carrier the appropriate benchmark rate established by regulation. This could have an adverse impact on our expected revenues and operating results. The prices charged by incumbent carriers for unbundled network elements, collocations and other services upon which we rely are subject to periodic review by state regulatory agencies. Change in these prices may adversely affect our business. For more details about our regulatory situation, please see "Government Regulations."

              Risk Factors Related to Ownership of Our Common Stock

The lack of a trading market for our common stock could adversely affect our stock price.

     Our common stock is quoted on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol "MPOW." As a result, our stockholders may find it more difficult to buy or sell shares of, or obtain accurate quotations as to the market value of, our common stock than if our common stock were listed on a national exchange or quoted on NASDAQ. In addition, our common stock may be substantially less attractive as collateral for margin borrowings and loan purposes, for investment by financial institutions under their internal policies or state legal investment laws, or as consideration in future capital raising transactions. These factors may adversely affect the demand for and price of our stock.

Our stock price has been volatile historically and may continue to be volatile. The price of our stock may fluctuate significantly, which may make it difficult for holders to sell our shares of stock when desired or at attractive prices.

     The market price for our stock has been and may continue to be volatile. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

     o actual or anticipated variations in our operating results or our competitors' operating results;

     o announcements of new products and service offerings by us or our competitors;

     o change in the economic performance or market valuations of communications carriers;

     o changes in recommendations or earnings estimates by securities analysts;

     o announcements of new contracts or customers by us or our competitors, and timing and announcement of acquisitions by us or our competitors;

     o    conditions and trends in the telecommunications industry;

     o adverse rulings in one or more of the regulatory proceedings affecting us; and

     o    conditions in the local markets or regions in which we operate.

     Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts at some time in the future, and the trading prices of our stock could decline as a result. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many telecommunication companies, including ours. The fluctuations have often been unrelated or disproportionate to the operating performance of these companies. Our stock price has varied between $0.16 and $1.81 within the last 12 months based on end of day quotes. In addition, any negative change in the public's perception of competitive local exchange carriers could depress our stock price regardless of our operating results.

The value of our common stock may be negatively affected by additional issuances of common stock by us and general market factors.

     Issues or sales of common stock by us will likely be dilutive to our existing common stockholders and warrant holders. Future issuances or sales of common stock or warrants by us, or the availability of such common stock or warrants for future issue or sale, could have a negative impact on the price of our common stock or the warrants to purchase our common stock prevailing from time to time. Sales of substantial amounts of our common stock or warrants in the public or private market, a perception in the market that such sales could occur, or the issuance of securities exercisable or convertible into our common stock could also adversely affect the prevailing price of our common stock.

The attractiveness of our stock to potential purchasers and our stock price may be negatively affected since provisions of our certificate of incorporation, by-laws and Delaware General Corporate Law may have anti-takeover effects.

     Our certificate of incorporation and by-laws contain provisions which may deter, discourage or make more difficult a takeover or change of control of our company by another corporation. These anti-takeover provisions include:

     o the authority of our board of directors to issue shares of preferred stock without stockholder approval on such terms and with such rights as our board of directors may determine, and

     o the requirement of a classified board of directors serving staggered three-year terms.

     We have also adopted a rights plan, which may make it more difficult to effect a change in control of our company and replace incumbent management. Potential purchasers seeking to obtain control of a company may not be interested in purchasing our stock as a result of these matters. This may reduce demand for our stock and thereby negatively affect our stock price. For additional information, see "Description of Capital Stock."

The attractiveness of our stock to potential purchasers and our stock price may be negatively affected since we do not pay dividends on our common stock.

     We have never paid a cash dividend on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. Potential purchasers of our stock seeking a regular return on their investment may not be interested in purchasing our stock as a result. This may reduce demand for our stock and thereby negatively affect our stock price.

                                 USE OF PROCEEDS

     We are issuing the warrants to our master sales agents in consideration of increased sales by master sales agents over a baseline revenue amount. See "Description of the Warrants." Although we will only issue the warrants in consideration of increased cash revenues payable to us, we will not receive any cash consideration from the master sales agents for the issuance of the warrants at the time we issue the warrants. However, at the time the master sales agent exercises the warrants, we will receive the exercise price in cash. We intend to use any additional revenues received through the warrant program and any amounts received at the time of exercise of the warrants for general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Mpower as of December 31, 2003 on a historical basis.

                                                         December 31,
                                                             2003
                                                          Historical
                                                        (in thousands)
Cash and cash equivalents........................           $29,307
Debt.............................................
     Current Debt................................               256
                                                        ---------------
          Total Debt.............................               256
                                                        ---------------
Shareholders' Equity
     Common Stock................................                78
     Additional Paid-In Capital..................           103,735
     Accumulated Deficit.........................           (37,572)
                                                        ---------------
Total Shareholders' Equity.......................            66,241
                                                        ---------------
Total Capitalization.............................           $66,497
                                                        ===============

                            COMMON STOCK PRICE RANGE

     Our common stock traded on the NASDAQ National market under the symbol "MPWR" until March 22, 2002, when we voluntarily moved from the NASDAQ to the NASD Over-the-Counter Bulletin Board, a regulated service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. On July 31, 2002, in connection with our emergence from Chapter 11 proceedings, our new common stock began trading under the symbol "MPOW.OB" on the OTC Bulletin Board. The following table sets forth the reported high and low closing prices for the common stock for each period presented.


                                                                 Price Range
                                                              High          Low
2002
     Quarter Ending March 31, 2002.......................... $0.69        $0.04
     Quarter Ending June 30, 2002...........................  0.06         0.02
     Quarter Ending September 30, 2002......................  0.60         0.01
        Period from July 1, 2002 - July 30, 2002              0.02         0.01
        Period from July 31, 2002 - September 30, 2002        0.60         0.09
     Quarter Ending December 31, 2002.......................  0.42         0.07
2003
     Quarter Ending March 31, 2003..........................  0.30         0.16
     Quarter Ending June 30, 2003...........................  1.21         0.16
     Quarter Ending September 30, 2003......................  1.62         0.99
     Quarter Ending December 31, 2003.......................  1.81         1.29
2004
     Quarter Ending March 31, 2004.......................... $1.31        $1.72
     Period from April 1, 2004--May 3, 2004................. $1.44        $1.28

     The stock prices indicated above for periods before and after July 31, 2002, are not comparable in that the common stock outstanding before our emergence from bankruptcy on July 30, 2002 was exchanged for 974,025 shares of new common stock, on the basis of approximately one share for each 61 shares previously outstanding, and 64,025,000 shares of new common stock were issued to the holders of our senior debt and preferred stock. The stock prices indicated for periods before July 31, 2002, have not been adjusted for this exchange.

     The last reported sale price for our common stock on the NASD Over-the-Counter Bulletin Board on May 3, 2004 was $1.41 per share.

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                       AND PREFERENCE SECURITY DIVIDENDS

     The ratio of our earnings to our fixed charges and preference security dividends was as follows for each of the periods indicated (all dollar amounts in thousands):



                                                            Predecessor Mpower    Reorganized Mpower   Reorganized Mpower
                          Predecessor Mpower year ended      January 1, 2002       July 31, 2002 to        year ended
                                  December 31,               to July 30, 2002     December 31, 2002       December 31,
                        --------------------------------    ------------------    ------------------    -----------------
                        1999       2000         2001                                                          2003
                        ----       ----        ------                                                         ----
Ratio of earnings to
fixed charges and       ____       ____         ____               ____                  6.77                 ____
preference security
dividends

Insufficiency of        $71,683    $244,653     $424,101         $46,554                 ____                $18,700
earnings to cover
fixed charges



     For purposes of calculating the ratio of earnings to fixed charges and preference security dividends, "earnings" means the sum of:

          o    our pre-tax income from continuing operations;
          o any income we received from less-than-fifty-percent-owned companies;
          o    amortization of capitalized interest; and
          o our fixed charges, excluding capitalized interest, preferred stock dividends and accretion of preferred stock to redemption value.

     "Fixed charges" means the sum of:

          o    interest expensed and capitalized;

          o the amount we amortize for debt discount, premium, and issuance expense;

          o    an estimate of the interest within rental expense; and

          o preferred stock dividends and accretion of preferred stock to redemption value.

     As of the date of this prospectus, we have no preferred stock outstanding.

                             GOVERNMENT REGULATIONS

Federal Regulation

     The Federal Communications Commission (the "FCC") regulates interstate and international communications services, including access to local telephone facilities to place and receive interstate and international calls. We provide these services as a common carrier. The FCC imposes more regulation on common carriers that have some degree of market power, such as incumbent local exchange carriers. The FCC imposes less regulation on common carriers without market power, including competitive common carriers like us. The FCC grants automatic authority to carriers to provide interstate long distance service, but requires common carriers to receive an authorization to construct and operate communications facilities, and to provide or resell communications services, between the United States and international points.

     The requirement that incumbent carriers unbundle their network elements has been implemented through rules adopted by the FCC. In January 99, the United States Supreme Court confirmed the FCC's broad authority to issue these rules, but vacated a particular rule that defined the network elements the incumbent carriers must offer. In a November 1999 order, the FCC reaffirmed that incumbent carriers must provide unbundled access to a minimum of six network elements including local loop and transport facilities (the elements in primary use by us). In December 2001, the FCC initiated a review of the network element unbundling rules, which is discussed below. Also, in February 2002, the FCC requested comments on a number of issues relating to regulation of broadband Internet access services offered over telephone company facilities, including whether the incumbent carriers should continue to be required to offer the elements of these services on an unbundled basis. Any change in the existing rules that would reduce the obligation of incumbent carriers to offer network elements to us on an unbundled basis could adversely affect our business plan.

     In May 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy program. The FCC is considering proposals to change the way contributions are assessed, but we cannot predict when or whether the FCC will act on these proposals.

     In November 2001, the FCC initiated two rulemaking proceedings to establish a core set of national performance measurements and standards for evaluating an incumbent carrier's performance in provisioning wholesale facilities and services to competitors. It sought comment on a set of specific performance measurements and on related issues of implementation, reporting requirements, and enforcement mechanisms. We cannot predict the ultimate outcome of these proceedings.

     We have intervened on behalf of the FCC in an appeal filed by AT&T seeking to overturn the FCC's declaratory ruling in CCB/CPD No. 01-02, in which the FCC concluded that a long distance carrier may not refuse a call from/to an access line served by a competitive local carrier with presumptively reasonable access rates. We have appealed the FCC's order in CC Docket No. 96-262, in which the FCC, among other things, established benchmark rates for competitive local carrier switched access charges. We cannot predict the outcome of these appeals.

     Verizon and SBC has have obtained authority to provide interLATA long distance services in substantially all of its their operating areas and SBC has obtained authority to provide interLATA long distance services in approximately half of its operating areas. During 2003, the regional Bell operating companies are likely to complete this process and be authorized to compete throughout their operating areas with packages of bundled services, or "one stop shopping." With the completion of this process, incentives for incumbent carriers to improve service to competitive local telephone companies like us in order to obtain interLATA long distance authority will be virtually eliminated while at the same time, the regional Bell operating companies will be in a position to become more efficient and attractive competitors.

     In December 2001, the FCC initiated a review of the current regulatory requirements for incumbent carriers' broadband telecommunications services. Incumbent carriers are generally treated as dominant carriers, and hence are subject to certain regulatory requirements, such as tariff filings and pricing requirements. In this proceeding, the FCC seeks to determine what regulatory safeguards and carrier obligations, if any, should apply when a carrier that is dominant in the provision of traditional local exchange and exchange access services provides broadband service. A decision by the FCC to exempt the incumbent carriers' broadband services from traditional regulation could have a significant adverse competitive impact.

     In August 2003, the FCC released its Triennial Review Order in connection with the Commission's review of UNE's, the incumbent carriers are required to sell to competitive local telephone companies such as us at forward-looking or Total Element Long Run Incremental Cost (TELRIC) rates, which reflect efficient costs plus a reasonable profit. Competitive local telephone companies such as us may depend upon their ability to obtain access to these UNEs in order to provision services to their customers. The FCC ordered that it would de-regulate access to the incumbent carriers' fiber/broadband network but would continue to require that incumbents provide access to their copper network and to DS-1 and DS-3 loops and transport. We primarily buy access to the incumbents' copper network and to DS-1s/T-1s. Although the FCC found that competitive local telephone companies are impaired without access to UNE loops and transport, the FCC provided state commissions with an analytical framework to determine impairment on a local basis. On March 2, 2004, the U.S. Court of Appeals for the D.C. Circuit issued its opinion in United States Telecom Associations v. FCC, No. 00-1012 ("USTA Decision") affirming the de-regulation of access to the incumbent carriers' broadband networks and vacating the FCC rules delegating authority to the states. While this does not presently impact us it could have future significant adverse negative impact. The USTA Decision is stayed until May 1, 2004. The FCC has sought a stay and review by the U.S. Supreme Court. If the USTA Decision does go into effect, our ability to obtain access to certain unbundled network elements may become more costly. Regardless of the outcome, we expect to be able to continue to purchase some network elements from competitive local telephone companies at market rates (e.g., such as transport which is used to connect parts of our network). At present, it is not possible to predict how future rates will compare to the current TELRIC rates but it is possible that further changes to the rules could adversely affect our cost of doing business by increasing the cost of purchasing or leasing network facilities. The "triennial review" decision is complex and it will have a significant impact on telecommunications competition, but it is not possible at this time to predict the full extent of its impact upon us or our competition.

     After the passage of the Telecommunications Act of 1996, the FCC adopted its current pricing rules based on TELRIC rates of a UNE. In September 2003, the FCC initiated a review of these rules applicable to the pricing of UNEs. The FCC review will determine whether the rules foster competition and investment. We cannot predict the outcome of this review.

     In May 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy program. The FCC is considering proposals to change the way contributions are assessed, but we cannot predict when or whether the FCC will act on these proposals.

State Regulation

     State regulatory agencies have jurisdiction over our intrastate services, including our rates. State agencies require us to file periodic reports, pay various fees and assessments and comply with rules governing quality of service, consumer protection and similar issues. These agencies may also have to approve the transfer of assets or customers located in the state, a change of control of our Company or our issuance of securities or assumption of debt. The specific requirements vary from state to state. State regulatory agencies also must approve our interconnection agreements with incumbent carriers. Price cap or rate of return regulation for competitive local telephone companies does not apply in any of our current markets. However, we cannot assure you that the imposition of new regulatory burdens in a particular state will not affect the profitability of our services in that state. For example, recently enacted legislation in Nevada will limit the state public utility commission regulation of the incumbent carrier's broadband services and increase the incumbent carrier's flexibility in pricing its services, which could have a significant adverse competitive impact. In Illinois, recent passage of a bill would permit SBC to raise the rates it charges competitors to use its local lines. A federal court has issued a temporary restraining order barring implementation of this law pending the outcome of litigation filed by us and other carriers to strike down the law as violative of the Telecommunications Act and Supreme Court precedent. If the law is ultimately passed, it could also have a significant adverse competitive impact in that market.

     The FCC Triennial Review Order provides for state regulatory agencies to determine whether competitive local telephone companies would be impaired if certain unbundled network elements - switching, transport, local loops - should be removed from the list of UNEs that incumbent carriers must provide. Since we utilize our own switches, a finding of non-impairment in connection with the switching UNE would not adversely impact us. The Triennial Review Order concluded that competitive local telephone companies would be impaired without loops and transport UNEs. Regulatory dockets have been initiated in all states in the last quarter of 2003 to determine the impairment/nonimpairment issue on a local basis. Decisions are expected by the end of the third quarter of 2004. However, we cannot predict the outcome of these state proceedings. A finding of non-impairment by state regulatory agencies with respect to loops and transport UNEs could have a significant adverse negative impact.

                           DESCRIPTION OF THE WARRANTS

     The following is only a summary of the warrants and may not contain all the information that is important to you. We encourage you to read the form of stock purchase warrant filed as an exhibit to the registration statement of which this prospectus is a part because it, and not this description, will define your rights as a holder of the warrants once we issue the warrants.

Issuance of Warrants

     The warrant program described in this prospectus was adopted by Mpower's board of directors on January 27, 2004. The intent of the warrant program is to make available to independent contractors hired by us warrants to purchase shares of our common stock, which we refer to in this prospectus as the warrant shares, for their increase in baseline performance (as described below).

     We will initially issue the warrants to our master sales agents who would be initial participants in the warrant program. Initially, there will be 20 master sales agents participating in the warrant program. We may enter into future contracts with other master sales agents who would then become participants in the warrant program. Each month, the master sales agents will be eligible to receive warrants to purchase our common stock offered by this prospectus if they increase their baseline revenue (the baseline revenue for each master sales agent was initially determined for such master sales agent on September 30, 2003) by $10,000 or more from the baseline month. Each master sales agent who meets this goal will receive warrants to purchase shares of our common stock, equal in number to the increase in baseline sales. For example, if a master sales agent increases its baseline sales by $12,000 in any month, it will receive warrants to purchase 12,000 shares of our common stock. Each time a master sales agent receives a warrant grant, its baseline will be reset to the new baseline revenue amount and the master sales agent will be eligible for additional warrant grants if the master sales agent increases their revenue baseline by $10,000 over its new revenue baseline.

     The master sales agents who receive warrants to purchase our common stock under the warrant program will be entitled to subscribe for and purchase warrant shares. Each warrant issued pursuant to the warrant program will be exercisable at an exercise price per share equal to the average weighted price per share of Mpower's common stock on the date such warrant is issued, as quoted by any national or regional securities exchange on which Mpower's common stock is then listed or on any interdealer or over-the-counter quotation system on which Mpower's common stock is then quoted, subject to adjustment as described in the warrant certificate. If Mpower's common stock is not then listed or quoted, the exercise price for each warrant issued pursuant to the warrant program will be the fair value, as determined in good faith by Mpower's board of directors, of a share of common stock on the date the warrant is issued.

     The warrants will be immediately exercisable upon their issuance.

Termination of the Warrants

     Warrants issued under the warrant program will automatically expire at 5:00 p.m. New York City time on the date three years from the date the warrant is issued, which we refer to in this prospectus as the termination date. All warrant exercises will be payable in U.S. dollars. We reserve the right, pursuant to the terms of the Mpartner Independent Agent Agreement, as amended, which we refer to in this prospectus as the agent agreement, between us and the master sales agents, to cancel any unexercised warrants issued under the warrant program upon the occurrence of any of the following conditions for termination set forth in the agent agreement:

     1.   any breach by the master sales agent of the agent agreement;

     2. improper marketing activity by the master sales agent, including but not limited to, disparaging or slandering Mpower's services or soliciting or marketing services to customers outside the area Mpower serves;

     3.   any unethical conduct on the part of the master sales agent;

     4. use of Mpower's services by any master sales agent for any illegal or obscene purpose;

     5. attempts or actual sales by the master sales agent of unauthorized Mpower services or authorized Mpower services at unauthorized rates;

     6. failure by the master sales agent to meet performance levels set forth in the agent agreement;

     7. if any material term of the agent agreement is terminated by a government authority; or

     8. if the master sales agent materially or repeatedly violates or fails to perform under any tariff, applicable law or regulation.

     If a customer or customers provided by a master sales agent disconnect(s) our service within one hundred and eighty (180) days of such customer's installation or billing revenues used in calculating the warrants issued to a master sales agent are subsequently deemed to be uncollectable by Mpower, we reserve the right to cancel, on a pro rata basis, any unexercised warrants delivered to the master sales agent with respect to revenues that were calculated based on such customer's billings. We calculate revenue based on actual amounts billed (although not necessarily collected) to a particular customer in any given month. In addition, if such customer disconnect(s) or uncollectable customer billings results in revised billings in any given month of less than $10,000 over that month's revenue baseline, we reserve the right to cancel all unexercised warrants issued to that master sales agent in respect of such month.

     For example, if 15,000 warrants were issued for July 2004 because an agent had billings in June that exceeded his billings in May by $15,000, but as a result of subsequent disconnects or uncollected billings, it was eventually determined that his June billings did not exceed his May billings by at least $10,000, all unexercised warrants could be canceled by us at our discretion. If as a result of disconnects or uncollected billings the baseline revenue amount was still exceeded by at least $10,000, but only by $1,000 rather than $5,000, Mpower reserves the right to cancel up to 4,000 unexercised warrants, with the master sales agent continuing to hold 11,000 warrants. The master sales agent's baseline revenue would be reset to the master sales agent's previous baseline revenue if disconnects or uncollected billings resulted in revised billings in any given month of less than $10,000 over the previous month's revenue baseline.

     The revenue baseline would also be adjusted in the event that disconnects or uncollected billings reduced the billings, but the increase did not fall below $10,000. For example, if the revenue baseline was initially increased by $15,000 as in the foregoing example, but as a result of disconnects or uncollected billings, the increase in billings was reduced to $11,000, the revised revenue baseline would be reduced by $4,000.

General Description of the Warrants

     Holders of the warrants may exercise the warrants at any time after the date the warrants are issued and on or before 5:00 p.m. New York City time on the termination date by delivering to us, or such other office or agency as we may designate by notice in writing to the holder, a duly executed or facsimile copy of the Notice of Exercise Form that is attached to the warrant certificates, provided however, that surrender of the warrant certificate be made within five trading days of the date the Notice of Exercise Form is delivered to us and we have received payment of the aggregate exercise price of the shares purchased. Upon surrender of the warrant certificates, we will deliver stock certificates representing the number of whole shares of our common stock to which the holder is entitled. These certificates will be delivered to the holder within the earlier of:

     1. ten trading days after the date on which the Notice of Exercise Form shall have been delivered by facsimile copy, or

     2. three trading days from the delivery to us of each of the Notice of Exercise Form by facsimile copy, surrender of the warrant certificates and payment of the aggregate exercise price.

     We refer to the date the warrants share will be delivered as the warrant share delivery date. If the warrants are not surrendered or the aggregate exercise price is not received by us within five trading days after the date on which the Notice of Exercise Form was delivered by facsimile copy the delivery of the common stock certificates will be terminated or suspended to the extent that such period is exceeded.

     The warrant shares will be deemed to have been issued, and the holder or any other person so designated to be named as such shall be deemed to have become a holder of record of such shares for all purposes, as of the date the warrants have been exercised by payment to us of the exercise price and all taxes required to be paid by the holder, if any, prior to the issuance of such shares, have been paid. If we fail to deliver to the holder a certificate or certificates representing the warrant shares by the third trading day following the warrant share delivery date, then the holder will have the right to rescind such exercise.

     If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants. Holders of warrants will be able to exercise their warrants only if a registration statement relating to the shares of our common stock underlying the warrants is then in effect, or the exercise of these warrants is exempt from the registration requirements of the Securities Act of 1933, and these securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that shares of our common stock be issued on exercise of the warrants reside. The registration statement to which this prospectus is a part concurrently registers the warrant shares.

     No fractional shares or scrip representing fractional shares of our common stock will be issued upon exercise of the warrants. We will pay to the holder of the warrant at the time of exercise an amount in cash equal to such fraction multiplied by the exercise price.

Restrictions on Issuance and Exercise

     We will not issue any warrants to any master sales agent, and the holder will not have the right to exercise any portion of these warrants to the extent that we have notified such holder that we have suspended the use of this prospectus or the registration statement of which this prospectus is a part registering the warrants and the shares of common stock underlying the warrants. We reserve the right at any time to respond the use of this prospectus or such registration statement.

     In addition, we will not issue any warrants to any master sales agent, and the holder will not have the right to exercise any portion of the warrants to the extent that, after giving effect to the exercise of such warrants, the holder (together with the holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance. For purposes of the foregoing sentence, the number of shares of our common stock beneficially owned by the holder and its affiliates shall include the number of shares of common stock issuable upon exercise of the warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of common stock which would be issuable upon:

     1. exercise of the remaining, nonexercised portion of the warrants beneficially owned by the holder or any of its affiliates; and

     2. exercise or conversion of the unexercised or nonconverted portion of any other securities of Mpower (including, without limitation beneficially owned by the holder or any of its affiliates).

     Except as set forth in the preceding sentence, for purposes of such limit, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The determination of whether the warrants are exercisable (in relation to other securities owned by the holder) and of which a portion of each warrant is exercisable will be in the sole discretion of such holder and we will have no obligation to verify or confirm the accuracy of such determination. For purposes of the foregoing, in determining the number of outstanding shares of common stock, the holder may rely on the number of outstanding shares of common stock as reflected in:

     1. our most recent Form 10-Q or Form 10-K, as the case may be;

     2. a more recent public announcement by us; or

     3. any other notice by us or our transfer agent setting forth the number of shares of common stock outstanding.

     Upon the written or oral request of the holder, we will within two trading days confirm orally and in writing to the holder the number of shares of common stock then outstanding. In any case, the number of outstanding shares of common stock will be determined after giving effect to the conversion or exercise of our securities, including the warrants, by the holder or its affiliates since the date as of which such number of outstanding shares of common stock was reported.

Non-transferability of Warrants

     Subject to compliance with applicable laws, the warrants issued under the warrant program are non-transferable, and may not be transferred in whole or in part, by the holder.

     The warrants will not be listed for trading on any securities exchange or other securities market.

Adjustments of Exercise Price and Number of Warrant Shares

     (a) Stock Splits, etc. In case we:

          1. pay a dividend in shares of common stock or make a distribution in shares of common stock to holders of our outstanding common stock;

          2. subdivide our outstanding shares of common stock into a greater number of shares;

          3. combine our outstanding shares of common stock into a smaller number of shares of common stock; or

          4. issue any shares of our capital stock in a reclassification of our common stock,

then the number of warrant shares purchasable upon exercise of the warrants immediately prior to the happening of any of the foregoing events will be adjusted so that the holder will be entitled to receive the kind and number of warrant shares or other of our securities which it would have owned or have been entitled to receive had the warrants been exercised in advance of such event. Upon each adjustment of the kind and number of warrant shares described above, the holder will thereafter be entitled to purchase the number of warrant shares or other securities resulting from the adjustment at an exercise price per warrant share obtained by multiplying the exercise price in effect immediately prior to the adjustment by the number of warrant shares purchasable immediately prior to the adjustment and dividing by the number of warrant shares resulting from such adjustment. Such an adjustment will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case Mpower reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (where Mpower is not the surviving corporation or where there is a change in or distribution with respect to the common stock of Mpower), or sells, transfers or otherwise disposes of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation, are to be received by or distributed to the holders of the common stock of Mpower, then holders of the warrants thereafter will have the right to receive, upon exercise of their warrants, the number of shares of common stock of the successor or acquiring corporation or of Mpower, if it is the surviving corporation, and other property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of common stock of Mpower for which such warrants are exercisable immediately prior to such event.

     (c) Voluntary Adjustment by Us. We may at any time during the term of the warrants reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

     (d) Notice of Adjustment. Whenever the number of warrant shares or number or kind of securities or other property purchasable upon the exercise of the warrants or the exercise price is adjusted, we will give notice of such adjustment to the holder, which notice shall state the formula for calculating the number of warrant shares (and other securities or property) purchasable upon the exercise of the warrants and the exercise price of such warrant shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     (e) Notice of Corporate Action. If at any time:

          1. we take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right;

          2. there is any capital reorganization of Mpower, any reclassification or recapitalization of the capital stock of Mpower or any consolidation or merger of Mpower with, or any sale, transfer or other disposition of all or substantially all of the property, assets or business of Mpower to, another corporation; or

          3. there is a voluntary or involuntary dissolution, liquidation or winding up of Mpower;

     We will give to holders of the warrants:

     1. at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up; and

     2. in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place.

     Such notice also shall specify:

     1. the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character thereof; and

     2. the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of common stock shall be entitled to exchange their warrant shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.

     Each such written notice shall be sufficiently given if addressed to the holder at the last address of such holder appearing on our books and delivered in accordance with Section 17(d) of the warrant certificate.

Authorized Shares

     Mpower has authorized and reserved for issuance and will at all times reserve and keep available that number of shares of common stock as will be issuable upon the exercise of all outstanding warrants. These shares of common stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

Changes, Taxes and Expenses

     All incidental expenses and taxes in respect of the issuance of the certificates representing the warrant shares will be paid by the holder exercising the warrant.

     We will be authorized to deduct and withhold any taxes actually imposed under the Internal Revenue Code of 1986, as amended ("the Code"), or any applicable provision of state, local, or foreign tax law, on amounts paid or deemed paid in respect of the warrants, and any amounts so deducted and withheld shall be treated as paid by us to holders of the warrants in accordance with the terms thereof. Without limiting the foregoing, in the event that any applicable withholding tax may not be satisfied from the amounts paid or deemed paid in respect of the warrants, holders of the warrants will be required to pay to us the amount equal to the amount of such tax, or we may, to the extent required by applicable law, pay the amount of such tax out of our own funds and, except to the extent otherwise reimbursed, recoup or set-off the amount of such tax against any amounts otherwise owed by us to holders of the warrants.

                          DESCRIPTION OF CAPITAL STOCK

     This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our restated certificate of incorporation. See "Where You Can Find More Information."

     Our certificate of incorporation permits us to issue up to 1,000,000,000 shares of common stock, par value $0.001 per share and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of April 15, 2004, there were 78,369,781 shares of common stock outstanding. The following description of our common stock and provisions of our certificate of incorporation and by-laws is only a summary, and we encourage you to review complete copies of our certificate of incorporation and by-laws, which we have previously filed with the SEC.

Common Stock

     Holders of our $0.001 par value common stock are entitled to receive ratably such dividends and other distributions in cash, stock of any corporation or property of ours as may be declared thereon by the Board of Directors from time to time out of our assets or funds legally available therefore and shall be entitled, after payment of all prior claims, to receive ratably all of our assets upon the liquidation, dissolution or winding up. Each holder of common stock at every meeting of the stockholders shall be entitled to one vote in person or by proxy for each share of common stock held by such holder. Holders of common stock are not entitled to cumulative voting for the election of directors. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

     Our common stock is quoted on the NASD Over-the-Counter Bulletin Board under the symbol "MPOW." We have applied for listing of our common stock on the American Stock Exchange.

Dividends

     We have never paid a cash dividend on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. As a holding company, our ability to pay dividends depends on a number of factors, including the earnings of, and cash flow available from, our operating companies.

Delaware Law and our Certificate of Incorporation and By-law Provisions May Have an Anti-Takeover Effect

     Provisions in our certificate of incorporation, by-laws and Delaware law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise. We are governed by the provisions of Section 203 of the Delaware General Corporate Law, which provides that a person who owns (or within three years, did own) 15% or more of a company's voting stock is an "interested stockholder." Section 203 prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period commencing three years from the date in which the person became an interested stockholder unless:

     o the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation (excluding shares owned by officers, directors, or certain employee stock purchase plans); or

     o at or subsequent to the time the transaction is approved by the board of directors, there is an affirmative vote of at least 66.67% of the outstanding voting stock.

Section 203 could prohibit or delay mergers or other takeover attempts against us and accordingly, may discourage attempts to acquire us through tender offer, proxy contest or otherwise.

     Our certificate of incorporation and by-laws include certain restrictions on who may call a special meeting of stockholders and prohibit certain actions by written consent of the holders of common stock. These provisions could delay, deter or prevent a future takeover or acquisition of us unless such takeover or acquisition is approved by our board of directors. We have a staggered board of directors, so that it would take three successive annual meetings to replace all directors.

Preferred Stock

     Our certificate of incorporation authorizes the Board of Directors to issue preferred stock in one or more series. The description of shares of each series of preferred stock, including the number of shares to be included in such series, any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption are to be determined as set forth in resolutions adopted by the Board of Directors establishing such series of preferred stock. Mpower may issue, without the approval of the holders of common stock, preferred stock which has voting, dividend or liquidation rights superior to the common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of Mpower.

Limitations on Liability and Indemnification of Officers and Directors

     Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for:

     o    any breach of the director's duty of loyalty to its stockholders;

     o any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law;

     o any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances; and

     o any transaction from which the directors derive an improper personal benefit.

This provision, however, has no effect on the availability of equitable remedies such as an injunction or rescission. Additionally, this provision will not limit liability under state or federal securities laws.

     Our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by such law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Rights Agreement

     The terms of our rights agreement are complex and not easily summarized. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read our rights agreement, as amended, that is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following description of the rights granted pursuant to the rights agreement does not purport to be complete and is qualified in its entirety by reference to our rights agreement.

     On July 10, 2003, our Board of Directors declared a distribution of one right for each outstanding share of common stock, par value $0.001 per share, to stockholders of record at the close of business on July 11, 2003 and for each share of Mpower common stock issued (including shares distributed from Treasury) by us thereafter and prior to the Distribution Date (as defined in the Rights Agreement between us and Continental Stock Transfer & Trust Company as Rights Agent, dated as of July 10, 2003 (the "Rights Agreement")). Each right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from us one one-thousandth of a share

(a "Unit") of Series A Preferred Stock, par value $0.001 per share (the "Preferred Stock"), at a purchase price of $6.00 per Unit, subject to adjustment. The purchase price is payable in cash or by certified or bank check or money order payable to Mpower, or by wire transfer of immediately available funds to the account of Mpower. The description and terms of the rights are set forth in the Rights Agreement.

     Initially, the rights will attach to all certificates representing shares of our outstanding common stock, and no separate Rights Certificates will be distributed. The rights will separate from our common stock and the Distribution Date will occur upon the earlier of (i) 10 days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than us, any Subsidiary of ours or any employee benefit plan of ours or such Subsidiary) (an "Acquiring Person") has acquired, obtained the right to acquire or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of our common stock, and (ii) 10 business days (or such later date as may be determined by action of our Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then-outstanding shares of our common stock. Until the Distribution Date, (i) the rights will be evidenced by our common stock certificates and will be transferred with and only with our common stock certificates, (ii) new common stock certificates issued after July 10, 2003 (also including shares distributed from treasury stock) will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing our outstanding common stock will also constitute the transfer of the rights associated with our common stock represented by such certificates.

     The rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Rights Agreement (the "Final Expiration Date"), unless earlier redeemed by us as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the rights.

     In the event that (i) we are the surviving corporation in a merger with an Acquiring Person and shares of our common stock shall remain outstanding, (ii) a person becomes an Acquiring Person, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., by means of a reverse stock split or recapitalization) (each such event being a "Section 11(a)(ii) Event"), then, in each such case, each holder of a right will thereafter have the right to receive, upon exercise, Units of Preferred Stock (or, in certain circumstances, our common stock, cash, property or other securities of ours) having a value equal to two times the exercise price of the right. The exercise price is the purchase price multiplied by the number of Units of Preferred Stock issuable upon exercise of a right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     In the event that, at any time following the Stock Acquisition Date, (i) we are acquired in a merger (other than a merger described in the preceding paragraph) or other business combination transaction and we are not the surviving corporation, (ii) any Person consolidates or merges with us and all or part of our common stock is converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to two times the exercise price of the right.

     The purchase price payable, and the number of Units of Preferred Stock issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to the holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We are not required to issue fractional Units. In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock prior to the date of exercise.

     At any time prior to the earlier of (i) 10 business days following the Stock Acquisition Date or (ii) the Final Expiration Date, our Board of Directors may redeem the rights in whole, but not in part, at a price of $0.0001 per right (the "Redemption Price"), payable, at the election of our Board of Directors, in cash or shares of our common stock. Immediately upon the action of our Board of Directors ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

     Our Board of Directors, at its option, may exchange each right for (i) one Unit of Preferred Stock or (ii) such number of Units of Preferred Stock as will equal (x) the difference between the aggregate market price of the number of Units of Preferred Stock to be received upon a Section 11(a)(ii) Event and the purchase price divided by (y) the market price per Unit of Preferred Stock upon the Section 11(a)(ii) Event.

     Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Units of Preferred Stock (or other consideration).

     The Rights Agreement may be amended in any way by our Board of Directors at any time prior to the Distribution Date. After the Distribution Date, we may supplement or amend the Rights Agreement without the approval of rights holders in order (a) to cure any ambiguity, (b) to correct or supplement any defective or inconsistent provision, (c) to shorten or lengthen any time period as permitted by the Rights Agreement or (d) to change or supplement the Rights Agreement in any manner which would not adversely affect the interests of rights holders.

     A total of 100,000 shares of Preferred Stock will be reserved for issuance upon exercise of the rights. The Units of Preferred Stock that may be acquired upon exercise of the rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by us.

     Each Unit of Preferred Stock will have a minimum preferential quarterly dividend rate of $0.01 per Unit but will, in any event, be entitled to a dividend equal to the per share dividend declared on our common stock.

     In the event of liquidation, the holder of a Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of our common stock.

     Each Unit of Preferred Stock will have one vote, voting together with our common stock. The holders of Units of Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Stock are in arrears for six consecutive fiscal quarters.

     In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of our common stock.

     The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each right should approximate the economic value of one share of our common stock.

     The rights may have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors unless the offer is conditioned on a substantial number of rights being acquired. However, the rights should not interfere with any merger or other business combination approved by our Board of Directors because the rights may be redeemed by the Board of Directors at a nominal price of $0.0001 per right at any time on or prior to the tenth day after a public announcement made by either us or the acquiring person or group that such person or group has acquired beneficial ownership of 15% or more of our common stock (subject to extension by our Board of Directors). Thus, the rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with our Board of Directors. However, the effect of the rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, us. To the extent any potential acquirors are deterred by the rights, the rights may have the effect of preserving incumbent management in office.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal tax counsel, with respect to the material U.S. federal income tax consequences of the issuance, ownership and disposition of the warrants, and of our common stock acquired upon the exercise of warrants, by master sales agents that are, for U.S. federal income tax purposes, citizens or individual residents of the United States or domestic corporations. The information provided below is based on the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code, and regulations, rulings and judicial decisions all as in effect as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This summary addresses only warrants that are received by master sales agents as compensation for services rendered, and only addresses common stock acquired upon exercise of such warrants and held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address all of the tax consequences that may be relevant to master sales agents in light of their particular circumstances, or to master sales agents that may be subject to special tax treatment, including but not limited to broker-dealers, tax-exempt organizations, foreign persons, partnerships or other pass-through entities for U.S. federal income tax purposes, persons that hold the warrants or our common stock acquired upon the exercise of a warrant as part of a straddle, hedge, conversion transaction or other integrated investment and persons whose functional currency is not the U.S. dollar. In addition, this summary does not address alternative minimum taxes or any aspects of state, local or foreign tax laws.

     A master sales agent receiving warrants pursuant to this prospectus should consult its own tax advisor as to the particular tax consequences of the issuance, ownership and disposition of the warrants, and of our common stock acquired upon the exercise of warrants, including the application and effect of U.S. federal, state, local and foreign tax laws.

   Warrants

     Issuance of Warrants. A master sales agent will receive the warrants as compensation in connection with the performance of services. Accordingly, the U.S. federal income tax treatment of the warrants will be determined in accordance with the principles of Section 83 of the Code. Under Section 83 of the Code, if a warrant does not have a readily ascertainable fair market value on the date of issuance, the master sales agent would not recognize taxable income in respect of the warrant at that time. Under the applicable regulations, generally, a warrant does not have a readily ascertainable fair market value unless the warrant is actively traded on an established market. However, even if the warrant is not actively traded on an established market, it may still be considered to have a readily ascertainable fair market value if, among other things, at the time of its issuance the warrant is transferable by the holder. Since the warrants issued pursuant to this prospectus will not be actively traded on an established market, and will not be transferable in whole or in part by a master sales agent, we believe the warrants will not be considered to have a readily ascertainable fair market value on the date of issuance. Accordingy, a master sales agent will not recognize taxable income as a result of issuance of the warrants.

     Exercise of Warrants. Upon the exercise of a warrant, a master sales agent generally will recognize ordinary compensation income under Section 83 of the Code in an amount equal to the difference between the fair market value of our common stock acquired on the date of exercise of the warrant (and any cash received in lieu of fractional shares of our common stock) and the exercise price of the warrant. The tax basis of our common stock acquired upon the exercise of a warrant generally will equal the exercise price of the warrant plus the amount includible in the master sales agent's gross income upon the exercise of the warrant. The holding period for such common stock will commence on the date on which a master sales agent exercises the warrant.

     Sale or Other Disposition of Warrants. If a master sales agent sells or otherwise disposes of a warrant, the master sales agent generally will recognize ordinary compensation income under Section 83 of the Code in an amount equal to the amount of cash and the fair market value of any property received on the sale or other disposition of the warrant.

     Expiration of Warrants. An expiration of a warrant without exercise will not be a taxable event for U.S. federal income tax purposes. Accordingly, a master sales agent will not recognize any taxable gain or loss upon the expiration of a warrant.

     Common Stock

     Dividends. Distributions made by us in respect of our common stock acquired upon the exercise of a warrant generally will be includable in the gross income of a master sales agent as ordinary dividend income to the extent of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of the distribution exceeds the amount of such earnings and profits, the excess first will be treated as a tax-free return of capital to the extent of the master sales agent's adjusted tax basis in the common stock, and thereafter will be treated as capital gain. Subject to applicable limitations, dividends paid to master sales agents that are corporations may qualify for the dividends-received deduction. Pursuant to recently enacted legislation and subject to applicable limitations, dividends on our common stock paid to individuals may qualify for preferential U.S. federal income tax rates.

     Sale or Other Taxable Disposition of Common Stock. If a master sales agent disposes of our common stock received upon the exercise of a warrant in a taxable transaction, the master sales agent generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such disposition and (ii) the master sales agent's adjusted tax basis in such common stock. Such capital gain or loss will generally be long-term capital gain or loss if the master sales agent held such stock for more than one year at the time of such disposition. Long-term capital gains of individuals are eligible for preferential rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code.

     Backup Withholding and Information Reporting

     Unless a master sales agent is an exempt recipient (such as a corporation), proceeds from the disposition of the warrants or our common stock received upon the exercise of a warrant and dividends on such common stock will be subject to information reporting and may also be subject to U.S. federal backup withholding tax (currently at the rate of 28%) if the master sales agent fails to provide us or our paying agent with its correct taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise fails to comply with applicable backup withholding requirements.

     Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a master sales agent's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     The warrants and the shares of our common stock issuable upon exercise of the warrants are offered solely by us; no underwriters are participating in the offering. Warrants may be exercised by giving written notice to us and paying the exercise price as specified in the warrant certificate.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission . You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings also are available to you at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) until this offering has been completed.

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     o The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 on July 30, 2002.

     o    Current Report on Form 8-K dated April 23, 2004.

     You may request copies of these filings at no cost, by writing or telephoning our Legal Department at the following address:

                           Mpower Holding Corporation
                          175 Sully's Trail, Suite 300
                               Pittsford, NY 14534
                                 (585) 218-6550
                    Attention: General Counsel and Secretary

                           FORWARD LOOKING STATEMENTS

     This prospectus contains or incorporates by reference "forward-looking statements," which you can generally identify by our use of forward-looking words including "believe," "expect," "intend," "may," "will," "should," "could," "anticipate" or "plan" or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. We often use these types of statements when discussing:

     o    our plans and strategies;

     o    our anticipation of profitability or cash flow from operations;

     o    the development of our business;

     o    the expected market for our services and products;

     o    our anticipated capital expenditures;

     o    changes in regulatory requirements; and

     o other statements contained in this prospectus regarding matters that are not historical facts.

     We caution you these forward-looking statements are only predictions and estimates regarding future events and circumstances. Actual results could differ materially from those anticipated as a result of factors described in "
Factors" or other factors. We cannot assure you we will achieve the future results reflected in these statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                                  LEGAL MATTERS

     The validity of our securities issued hereunder and certain tax matters will be passed upon for us by Shearman & Sterling LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from Mpower's Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the preparation of the consolidated financial statements in conformity with AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy
Code) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                   SUBJECT TO COMPLETION, DATED MAY 4, 2004

                                  [Mpower Logo]

                           Mpower Holding Corporation

              Senior Debt Securities, Subordinated Debt Securities,
        Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock
                  Purchase Contracts and Stock Purchase Units

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the following types of securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000:

     o our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness;
     o    shares of our common stock;
     o    shares of our preferred stock;
     o depositary shares representing a fraction of a share of our preferred stock;
     o warrants to purchase debt securities, preferred stock, depositary shares or common stock;
     o    stock purchase contracts;
     o    stock purchase units; or
     o    any combination of these securities.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

     We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. To the extent not described in this prospectus, the names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

     You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you invest in our securities.

                                   ----------

     Our common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol "MPOW." As of the date of this prospectus, none of the securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

                                   ----------

     Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is , 2004.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securitiers and is not soliciting an offer to buy these seucrities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                         Page

Mpower Holding Corporation.................................................1
Risk Factors...............................................................2
Ratio of Earnings to Combined Fixed Charges and Preference
Security Dividends........................................................11
Use of Proceeds...........................................................12
Government Regulations....................................................13
Description of Debt Securities............................................16
Description of Capital Stock..............................................20
         Common Stock.....................................................20
         Preferred Stock..................................................21
Description of Depositary Shares..........................................25
Description of Warrants...................................................28
Description of Stock Purchase Contracts and Stock Purchase Units..........30
Plan of Distribution......................................................31
Where You Can Find More Information.......................................32
Forward Looking Statements................................................32
Legal Matters.............................................................33
Experts...................................................................33



     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

     The securities are not being offered in any jurisdiction where the offer is not permitted.

     When used in this prospectus, the term "Mpower" refers to Mpower Holding Corporation only, and not its subsidiaries.

                           Mpower Holding Corporation

     We are a provider of telecommunications services offering local and long distance voice services as well as high-speed Internet access via a variety of broadband products. We are a competitive local telephone company. As such, we compete with other competitive local telephone companies and with the existing and predominant local telephone company in an area, which is referred to in this prospectus as the "incumbent local telephone company". Our services are offered primarily to small and medium-sized business customers through Mpower's wholly-owned subsidiary, Mpower Communications Corp.

     We were one of the first competitive local telephone companies to implement a facilities-based network strategy. As a result, we own the network switches that control how voice and data communications originate and terminate, and lease the telephone lines, or transport systems, over which the voice and data traffic are transmitted. We install our network equipment at collocation sites of the incumbent local telephone company from whom we rent standard telephone lines. Because we have already built our network, we believe we can sustain service in our markets at a comparatively low cost, while maintaining control of the access to our customers.

         On April 8, 2002, Mpower filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. On July 17, 2002 the bankruptcy court approved Mpower's plan of reorganization and Mpower emerged from the protection of Chapter 11 on July 30, 2002. Although we have steadily reduced our net losses since our emergence from bankruptcy, we recorded net losses of $21.1, million, $94.4 million and $467.7 million, respectively for the fiscal years ended December 31, 2003, 2002 and 2001 and as of December 31, 2003 we had a stockholders' deficit of $37.5 million.

     We are a Delaware corporation. Our principal executive offices are located at 175 Sully's Trail, Suite 300, Pittsford, New York 14534. Our telephone number is: (585) 218-6550.

                                  RISK FACTORS

     Before you invest in our securities, you should be aware of various risks, including the risks described below. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties described below or incorporated by reference in this prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or part of your investment.

                      Risk Factors Related to Our Business

Our losses and negative cash flows will continue if we are unable to reverse our history of losses.

     We recorded net losses of $21.1 million, $94.4 million and $467.7 million, respectively for the fiscal years ended December 31, 2003, 2002 and 2001. In addition, we had negative cash flow from operations of $9.4 million, $124.2 million and $219.3 million, respectively for the fiscal years ended December 31, 2003, 2002 and 2001. At the present time, we do not generate enough cash flow to cover our operating costs and capital expenditures. We will need to improve our operating results to achieve and sustain profitability and to generate sufficient positive cash flow from operations to meet out planned capital expenditures, working capital and any future debt service requirements. We are contractually committed to pay $25.1 million during 2004 and plan to make approximately $11.0 million of capital expenditures during the year. If the revenues generated from our operations are not sufficient to cover these commitments and other operating expenses, we will need to rely on our cash balances, credit facility or other financing. Under any of these circumstances, our financial condition will be weakened.

Market conditions and our past performance resulted in our bankruptcy reorganization in 2002.

     We filed for bankruptcy protection in April 2002 and completed our bankruptcy reorganization in July 2002. Although we eliminated substantially all of our substantial debt burden in the reorganization, we still face many of the same hurdles that existed prior to the bankruptcy and that resulted in the failure of a number of companies in our industry. In particular, we still have to compete with well-entrenched, monopolistic telephone companies such as Verizon and SBC, and we must still look to these aggressive competitors to supply us with access to their facilities in order for us to serve our own customers.

The reorganization of our sales force may adversely affect our operating results.

     The reorganization of our sales force has created a sales channel that focuses on large customers. These customers have more complex decision processes and more cautious approaches towards decision-making, resulting in a longer sales cycle for us. As a result of this reorganization of our sales force, there may be periods of time when the sales force is not at its optimal headcount, which may result in fewer sales and adversely affect our operating results. In addition, until a greater number of our sales personnel have been fully trained, there may be a delay in our achieving the desired effectiveness from our sales force, again adversely affecting our operating results.

If we are not able to obtain additional funds when needed, our ability to grow our business and our competitive position in our markets will be jeopardized.

     If we cannot generate or otherwise obtain sufficient funds, if needed, we may not be able to grow our business or devote the funds to marketing, new technologies and working capital necessary to compete effectively in the communications industry. We expect to fund any capital requirements through existing resources, internally generated funds and debt or equity financing, if needed. We may not be able to raise sufficient debt or equity financing, if and when needed, on acceptable terms or at all. This could result in stagnant or declining revenues and additional losses.

Future debt may create financial and operating risks for us.

     Although we do not currently intend to incur debt to finance our ongoing operations, we may incur debt to finance acquisition or expansion opportunities that may arise. Our substantial debt burden in 2002 contributed significantly to our bankruptcy filing in April 2002, as our cash from operations was insufficient to fund our ongoing operations, capital expenditures and the debt service.

     Debt we may incur in the future could have important consequences to you, including the following:

     o It could limit our ability to obtain additional financing for working capital, capital expenditures, and general corporate purposes;

     o It could require us to dedicate a substantial portion of our cash flow from operations to payments of principal and interest on our debt, thereby reducing the funds available to us for other purposes, including working capital, capital expenditures, and general corporate purposes;

     o It could make us more vulnerable to changes in general economic conditions or increases in prevailing interest rates; limiting our ability to withstand competitive pressures and reducing our flexibility in responding to changing business and economic conditions;

     o It could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o It could place us at a competitive disadvantage compared to our competitors that have less debt;

     o Our failure to comply with the restrictions contained in any of our financing agreements could lead to a default which could result in our being required to repay all of our outstanding debt; and

     o Future agreements which may govern the terms of debt we may incur may contain covenants that may restrict our ability to:

          -    incur additional debt;

          -    pay dividends and make other distributions;

          -    prepay subordinated debt;

          -    make investments and other restricted payments;

          -    create liens and sell assets; and

          -    engage in transactions with affiliates.

Our failure to comply with these covenants could lead to a default under the terms of our debt, requiring us to repay all of our then outstanding debt.

Fluctuating operating results may negatively affect our stock price.

     Our annual and quarterly operating results may fluctuate as a result of numerous factors, many of which are outside of our control. These factors include:

     o delays in the generation of revenue because certain network elements have lead times that are controlled by incumbent carriers and other third parties;

     o the ability to develop and commercialize new services by us or our competitors;

     o the ability to deploy on a timely basis our services to adequately satisfy customer demand;

     o    our ability to successfully operate and maintain our networks;

     o    the rate at which customers subscribe to our services;

     o decreases in the prices for our services due to competition, volume-based pricing and other factors;

     o the development and operation of our billing and collection systems and other operational systems and processes;

     o the rendering of accurate and verifiable bills from the incumbent local telephone companies from whom we lease transport and resolution of billing disputes;

     o the incorporation of enhancements, upgrades and new software and hardware products into our network and operational processes that may cause unanticipated disruptions; and

     o the interpretation and enforcement of regulatory developments and court rulings concerning the 1996 Telecommunications Act, interconnection agreements and the antitrust laws.

If our operating results fluctuate so as to cause us to miss earnings expectation, our stock price and the prices for other securities we may issue may be adversely affected.

The loss of senior members of our management team may adversely affect our operating results.

     Our business is managed by a small number of key management personnel, the loss of some of whom could impair our ability to carry out our business plan. We believe our future success will depend in large part on our ability to attract and retain highly skilled and qualified personnel. If one or more senior members of our management team leaves us, it may be difficult to find suitable replacements. The loss of senior management personnel may adversely affect our operating results as we incur costs to replace the departed personnel and potentially lose opportunities in the transition of important job functions. We do not maintain key man insurance on any of our officers.

If our equipment does not perform as we expect, it could delay our introduction of new services resulting in the loss of existing or prospective customers.

     In implementing our strategy, we may use new or existing technologies to offer additional services. We also plan to use equipment manufactured by multiple vendors to offer our current services and future services in each of our markets. If we cannot successfully install and integrate the technology and equipment necessary to deliver our current services and any future services within the time frame and with the cost effectiveness we currently contemplate, we could be forced to delay or abandon the introduction of new services. This could adversely affect our ability to attract and retain customers, resulting in a reduction of expected revenues.

The failure of our operations support system to perform as we expect could impair our ability to retain customers and obtain new customers or could result in increased capital expenditures.

     Our operations support system is expected to be an important factor in our success. If our operations support system fails or is unable to perform, we could suffer customer dissatisfaction, loss of business or the inability to add customers on a timely basis, any of which would adversely affect our business, financial condition and results of operations. Furthermore, problems may arise with higher processing volumes or with additional automation features, which could potentially result in system breakdowns and delays and additional, unanticipated expense to remedy the defect or to replace the defective system with an alternative system.

Our failure to manage growth could result in increased costs.

     We may be unable to manage our growth effectively. This could result in increased costs and delay our introduction of additional services, resulting in a reduction of expected revenues. The development of our business will depend on, among other things, our ability to achieve the following goals in a timely manner, at reasonable costs and on satisfactory terms and conditions:

     o    purchase, install and operate equipment;

     o negotiate suitable interconnection agreements with, and arrangements for installing our equipment at the central offices of incumbent local telephone companies on satisfactory terms and conditions;

     o    hire and retain qualified personnel;

     o    lease suitable access to transport networks; and

     o    obtain required government authorizations.

     Any significant growth will place a strain on our operational, human and financial resources and will also increase our operating complexity as well as the level of responsibility for both existing and new management personnel. Our ability to manage our growth effectively will depend on the continued development of plans, systems and controls for our operational, financial and management needs and on our ability to expand, train and manage our employee base.

Our services may not achieve sufficient market acceptance to allow us to become profitable.

     To be successful, we must develop and market services that are widely accepted by businesses at profitable prices. Our success will depend upon the willingness of our target customers to accept us as an alternative provider of local, long distance, high-speed data and Internet services. Although we are in the process of rolling out additional products and services, we might not be able to provide the range of communication services our target business customers need or desire. A failure to develop acceptable product and service offerings will adversely affect our revenues and ability to achieve profitability.

Our failure to achieve or sustain market acceptance at desired pricing levels could impair our ability to achieve profitability or positive cash flow.

     Prices for data communication services have fallen historically, a trend which may continue. Accordingly, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices. Our ability to meet price competition may depend on our ability to operate at costs equal to or lower than our competitors or potential competitors. There is a risk that competitors, perceiving us to lack capital resources, may undercut our rates, increase their services or take other actions that could be detrimental to us. Lower prices will negatively affect our ability to achieve and sustain profitability.

If we are unable to negotiate and enforce favorable interconnection agreements, we may incur higher costs that would impair our ability to operate profitably in our existing markets.

     We must renew interconnection agreements currently in place with SBC Corp. (with its California and Illinois subsidiaries), Sprint Nevada, and Verizon California, as these agreements expire during 2004. Upon renewal of our interconnection agreements with other companies, including incumbent local telephone companies, in the markets in which we operate, the rates charged to us under the interconnection agreements might be increased. The increased prices might impair our ability to price our services in a way to attract a sufficient number of customers and to achieve profitability. We may be able to contest price increases on regulatory grounds, but we may not be successful with any challenges and we could incur significant costs seeking the regulatory review.

Delays by the incumbent local telephone companies in connecting our customers to our network could result in customer dissatisfaction and loss of business.

     We rely on the timeliness of incumbent local telephone companies and competitive local telephone companies in processing our orders for customers switching to our service and in maintaining the customers' standard telephone lines to assure uninterrupted service. The incumbent local telephone companies might not be able to provide and maintain leased standard telephone lines in a prompt and efficient manner as the number of standard telephone lines requested by competitive local telephone companies increases. This may result in customer dissatisfaction and the loss of business.

Our reliance on a limited number of equipment suppliers could result in additional expenses and loss of revenues.

     We currently rely and expect to continue to rely on a limited number of third party suppliers to manufacture the equipment we require. If our suppliers enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with our suppliers it may materially and adversely affect the availability and pricing of the equipment we purchase. Our reliance on third-party vendors involves a number of additional risks, including the absence of guaranteed supply and reduced control over delivery schedules, quality assurance, production yields and costs.

     Our vendors may not be able to meet our needs in a satisfactory and timely manner in the future and we may not be able to obtain alternative vendors when and if needed. It could take a significant period of time to establish relationships with alternative suppliers for critical technologies and to introduce substitute technologies into our network. In addition, if we change vendors, we may need to replace all or a portion of the equipment deployed within our network at significant expense in terms of equipment costs and loss of revenues in the interim.

If we are not able to compete successfully in the highly competitive telecommunications industry with competitors that have greater resources than we do, our revenues and operating results will be negatively affected.

     Our success depends upon our ability to compete with other telecommunications providers in each of our markets, many of which providers have substantially greater financial, marketing and other resources than we have. In addition, competitive alternatives may result in substantial customer turnover in the future. A growing trend towards consolidation of communications companies and the formation of strategic alliances within the communications industry, as well as the development of new technologies, could give rise to significant new competitors. If we cannot compete successfully, our revenues and operating results will suffer.

If we are not able to obtain or implement new technologies, we may lose business and limit our ability to attract new customers.

     We may be unable to obtain access to new technology on acceptable terms or at all. We may be unable to adapt to new technologies and offer services in a competitive manner. If these events occur, we may lose customers to competitors offering more advanced services and our ability to attract new customers would be hindered. This would adversely affect our revenues and operating results. Rapid and significant changes in technology are expected in the communications industry. We cannot predict the effect of technological changes on our business. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes, evolving industry standards and changing needs of our current and prospective customers.

A system failure or breach of network security could cause delays or interruptions of service to our customers and result in customer dissatisfaction and loss of business.

     Interruptions in service, capacity limitations or security breaches could have a negative effect on customer acceptance and, therefore, on our ability to retain existing customers and attract new customers. The loss of existing or prospective customers would have a negative effect on our business, financial condition and results of operations. Our networks may be affected by physical damage, power loss, capacity limitations, software defects, breaches of security by computer viruses, break-ins or otherwise and other factors which may cause interruptions in service or reduced capacity for our customers.

If we are unable to effectively deliver our services to a substantial number of customers, we may not achieve our revenue goals.

     Our network may not be able to connect and manage a substantial number of customers at high transmission speeds. If we cannot achieve and maintain digital transmission speeds that are otherwise available in a particular market in which we compete, we may lose customers to competitors with higher transmission speeds and we may not be able to attract new customers. The loss of existing or prospective customers would have a negative effect on our business, financial condition and results of operations. While digital transmission speeds of up to
1.5 Mbps are possible on portions of our network, that speed may not be available over a majority of our network. Actual transmission speeds on our network will depend on a variety of factors many of which are beyond our control, including the distance an end user is located from a central office, the quality of the telephone lines, the presence of interfering transmissions on nearby lines and other factors.

We may lose customers or potential customers because the telephone lines we require may be unavailable or in poor condition.

     Our ability to provide some of our services to potential customers depends on the quality, physical condition, availability and maintenance of telephone lines within the control of the incumbent local telephone companies. If the telephone lines are not adequate, we may not be able to provide certain services to many of our target customers. In addition, the incumbent local telephone companies may not maintain the telephone lines in a condition that will allow us to implement certain services effectively or may claim they are not of sufficient quality to allow us to fully implement or operate certain services. Under these circumstances, we will likely suffer customer dissatisfaction and the loss of existing and prospective customers.

Interference or claims of interference could result in customer dissatisfaction and loss of customers.

     Interference, or claims of interference by the incumbent local telephone companies, if widespread, could adversely affect our speed of deployment, reputation, brand image, service quality and customer satisfaction and retention. Technologies deployed on copper telephone lines, such as DSL, have the potential to interfere with other technologies on the copper telephone lines. Interference could degrade the performance of our services or make us unable to provide service on selected lines and the customers served by those lines. Although we believe our DSL technologies, like other technologies, do not interfere with existing voice services, incumbent local telephone companies may claim the potential for interference permits them to restrict or delay our deployment of DSL services. The procedures to resolve interference issues between competitive local telephone companies and incumbent local telephone companies are still being developed. We may be unable to successfully resolve interference issues with incumbent local telephone companies on a timely basis. These problems would likely result in customer dissatisfaction and the loss of existing and prospective customers.

Our future revenues and success will depend on growth in the demand for Internet access and high-speed data services.

     If the markets for the services we offer, including Internet access and high-speed data services, fail to develop, grow more slowly than anticipated or become saturated with competitors, we may not be able to achieve our projected revenues. Demand for Internet services is still uncertain and depends on a number of factors, including the growth in consumer and business use of new interactive technologies, the development of technologies that facilitate interactive communication between organizations and targeted audiences, security concerns and increases in data transport capacity.

     In addition, the market for high-speed data transmission is relatively new and evolving. Various providers of high-speed digital services are testing products from various suppliers for various applications, and no industry standard has been broadly adopted. Critical issues concerning commercial use of DSL for Internet and high-speed data access, including security, reliability, ease of use and cost and quality of service, remain unresolved and may impact the growth of these services.

The desirability and marketability of our Internet service and our revenues may be adversely affected if we are not able to maintain reciprocal relationships with other Internet service providers.

     The Internet is comprised of many Internet service providers and underlying transport providers who operate their own networks and interconnect with other Internet service providers at various points. As we continue the operation of Internet services, connections to the Internet will be provided through wholesale carriers. We anticipate that as our volume increases, we will enter into reciprocal agreements with other Internet service providers. Other national Internet service providers may not maintain reciprocal relationships with us. If we are unable to maintain these relationships, our Internet services may not be attractive to our target customers, which would impair our ability to retain and attract customers and negatively effect revenues. In addition, the requirements associated with maintaining relationships with the major national Internet service providers may change. We may not be able to expand or adapt our network infrastructure to meet any new requirements on a timely basis, at a reasonable cost, or at all.

We may incur liabilities as a result of our Internet service offerings.

     United States law relating to the liability of on-line service providers and Internet service providers for information carried on, disseminated through, or hosted on their systems is currently unsettled. If liability is imposed on Internet service providers, we would likely implement measures to seek to minimize our liability exposure. These measures could require us to expend substantial resources or discontinue some of our product or service offerings. In addition, increased attention to liability issues, as a result of litigation, legislation or legislative proposals could adversely affect the growth and use of Internet services. Under these circumstances, our revenues and operating expenses may be negatively affected.

Changes in laws or regulations could restrict the way we operate our business and negatively affect our costs and competitive position.

     A significant number of the services we offer are regulated at the federal, state and/or local levels. If these laws and regulations change or if the administrative implementation of laws develops in an adverse manner, there could be an adverse impact on our costs and competitive position. In addition, we may expend significant financial and managerial resources to participate in administrative proceedings at either the federal or state level, without achieving a favorable result. We believe incumbent carriers and others may work aggressively to modify or restrict the operation of many provisions of the Telecommunications Act. We expect incumbent local telephone companies and others to continue to pursue litigation in courts, institute administrative proceedings with the FCC and other state regulatory agencies and lobby the United States Congress, all in an effort to affect laws and regulations in a manner favorable to them and against the interest of competitive local telephone companies. Adverse regulatory developments could negatively affect our operating expenses and our ability to offer services sought by our existing and prospective customers.

The prices we charge for our services and pay for the use of services of incumbent local telephone companies and other competitive local telephone companies may be negatively affected in regulatory proceedings, which could result in decreased revenues, increased costs and loss of business.

     If we were required to decrease the prices we charge for our services or to pay higher prices for services we purchase from incumbent local telephone companies and other competitive local telephone companies, it would have an adverse effect on our ability to achieve profitability and offer competitively priced services. We must file tariffs with state and federal regulators which indicate the prices we charge for our services. In addition, we purchase some tariffed services from incumbent local telephone companies and/or competitive local telephone companies. The rates we pay for other services we purchase from incumbent local telephone companies and other competitive local telephone companies are set by negotiations between the parties. All of the tariffed prices may be challenged in regulatory proceedings by customers, including incumbent local telephone companies, competitive local telephone companies and long distance carriers who purchase these services. Negotiated rates are also subject to regulatory review. During the pendency of the negotiations, or if the parties cannot agree, the local carrier must charge the long distance carrier the appropriate benchmark rate established by regulation. This could have an adverse impact on our expected revenues and operating results. The prices charged by incumbent carriers for unbundled network elements, collocations and other services upon which we rely are subject to periodic review by state regulatory agencies. Change in these prices may adversely affect our business. For more details about our regulatory situation, please see "Government Regulations."

              Risk Factors Related to Ownership of Our Common Stock

The lack of a trading market for our common stock could adversely affect our stock price.

     Our common stock is quoted on the National Association of Securities Dealers ("NASD") Over-the-Counter Bulletin Board under the symbol "MPOW." As a result, our stockholders may find it more difficult to buy or sell shares of, or obtain accurate quotations as to the market value of, our common stock than if our common stock were listed on a national exchange or quoted on NASDAQ. In addition, our common stock may be substantially less attractive as collateral for margin borrowings and loan purposes, for investment by financial institutions under their internal policies or state legal investment laws, or as consideration in future capital raising transactions. These factors may adversely affect the demand for and price of our stock.

Our stock price has been volatile historically and may continue to be volatile. The price of our stock may fluctuate significantly, which may make it difficult for holders to sell our shares of stock when desired or at attractive prices.

     The market price for our stock has been and may continue to be volatile. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

     o actual or anticipated variations in our operating results or our competitors' operating results;

     o announcements of new products and service offerings by us or our competitors;

     o change in the economic performance or market valuations of communications carriers;

     o changes in recommendations or earnings estimates by securities analysts;

     o announcements of new contracts or customers by us or our competitors, and timing and announcement of acquisitions by us or our competitors;

     o    conditions and trends in the telecommunications industry;

     o adverse rulings in one or more of the regulatory proceedings affecting us; and

     o    conditions in the local markets or regions in which we operate.

     Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts at some time in the future, and the trading prices of our stock could decline as a result. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many telecommunication companies, including ours. The fluctuations have often been unrelated or disproportionate to the operating performance of these companies. Our stock price has varied between $0.16 and $1.81 within the last 12 months based on end of day quotes. In addition, any negative change in the public's perception of competitive local exchange carriers could depress our stock price regardless of our operating results.

The value of our common stock may be negatively affected by additional issuances of common stock by us and general market factors.

     Issues or sales of common stock by us will likely be dilutive to our existing common stockholders and warrant holders. Future issuances or sales of common stock or warrants by us, or the availability of such common stock or warrants for future issue or sale, could have a negative impact on the price of our common stock or the warrants to purchase our common stock prevailing from time to time. Sales of substantial amounts of our common stock or warrants in the public or private market, a perception in the market that such sales could occur, or the issuance of securities exercisable or convertible into our common stock could also adversely affect the prevailing price of our common stock.

The attractiveness of our stock to potential purchasers and our stock price may be negatively affected since provisions of our certificate of incorporation, by-laws and Delaware General Corporate Law may have anti-takeover effects.

     Our certificate of incorporation and by-laws contain provisions which may deter, discourage or make more difficult a takeover or change of control of our company by another corporation. These anti-takeover provisions include:

     o the authority of our board of directors to issue shares of preferred stock without stockholder approval on such terms and with such rights as our board of directors may determine, and

     o the requirement of a classified board of directors serving staggered three-year terms.

     We have also adopted a rights plan, which may make it more difficult to effect a change in control of our company and replace incumbent management. Potential purchasers seeking to obtain control of a company may not be interested in purchasing our stock as a result of these matters. This may reduce demand for our stock and thereby negatively affect our stock price. For additional information, see "Description of Capital Stock."

The attractiveness of our stock to potential purchasers and our stock price may be negatively affected since we do not pay dividends on our common stock.

     We have never paid a cash dividend on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. Potential purchasers of our stock seeking a regular return on their investment may not be interested in purchasing our stock as a result. This may reduce demand for our stock and thereby negatively affect our stock price.

  RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

     The ratio of our earnings to our fixed charges and preference security dividends was as follows for each of the periods indicated (all dollar amounts in thousands):

                        Predecessor Mpower year ended    Predecessor Mpower   Reorganized Mpower      Reorganized
                                                           January 1, 2002     July 31, 2002 to    Mpower year ended
                                 December 31,             to July 30, 2002     December 31, 2002      December 31,
                       1999       2000         2001                                                       2003
Ratio of earnings to
fixed charges and       ____     ____         ____              ____                 6.77                 ____
preference security
dividends

Insufficiency of       $71,683   $244,653     $424,101         $46,554               ____               $18,700
earnings to cover
fixed charges

     For purposes of calculating the ratio of earnings to fixed charges and preference security dividends, "earnings" means the sum of:

     o    our pre-tax income from continuing operations;

     o    any income we received from less-than-fifty-percent-owned companies;

     o    amortization of capitalized interest; and

     o our fixed charges, excluding capitalized interest, preferred stock dividends and accretion of preferred stock to redemption value.

     "Fixed charges" means the sum of:

     o    interest expensed and capitalized;

     o the amount we amortize for debt discount, premium, and issuance expense;

     o    an estimate of the interest within rental expense; and

     o preferred stock dividends and accretion of preferred stock to redemption value.

     As of the date of this prospectus, we have no preferred stock outstanding.

                                 USE OF PROCEEDS

     Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These may include, but are not limited to:

     o    acquisitions;

     o reduction or refinancing of outstanding indebtedness or other corporate obligations;

     o    capital expenditures;

     o    working capital; or

     o    any other lawful purpose.

     Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to reduce short-term indebtedness. If we intend to use the proceeds of any offering to repay outstanding debt, we will produce details about debt that is being repaid in a prospectus supplement.

                             GOVERNMENT REGULATIONS

Federal Regulation

     The Federal Communications Commission (the "FCC") regulates interstate and international communications services, including access to local telephone facilities to place and receive interstate and international calls. We provide these services as a common carrier. The FCC imposes more regulation on common carriers that have some degree of market power, such as incumbent local exchange carriers. The FCC imposes less regulation on common carriers without market power, including competitive common carriers like us. The FCC grants automatic authority to carriers to provide interstate long distance service, but requires common carriers to receive an authorization to construct and operate communications facilities, and to provide or resell communications services, between the United States and international points.

     The requirement that incumbent carriers unbundle their network elements has been implemented through rules adopted by the FCC. In January 1999, the United States Supreme Court confirmed the FCC's broad authority to issue these rules, but vacated a particular rule that defined the network elements the incumbent carriers must offer. In a November 1999 order, the FCC reaffirmed that incumbent carriers must provide unbundled access to a minimum of six network elements including local loop and transport facilities (the elements in primary use by us). In December 2001, the FCC initiated a review of the network element unbundling rules, which is discussed below. Also, in February 2002, the FCC requested comments on a number of issues relating to regulation of broadband Internet access services offered over telephone company facilities, including whether the incumbent carriers should continue to be required to offer the elements of these services on an unbundled basis. Any change in the existing rules that would reduce the obligation of incumbent carriers to offer network elements to us on an unbundled basis could adversely affect our business plan.

     In May 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy program. The FCC is considering proposals to change the way contributions are assessed, but we cannot predict when or whether the FCC will act on these proposals.

     In November 2001, the FCC initiated two rulemaking proceedings to establish a core set of national performance measurements and standards for evaluating an incumbent carrier's performance in provisioning wholesale facilities and services to competitors. It sought comment on a set of specific performance measurements and on related issues of implementation, reporting requirements, and enforcement mechanisms. We cannot predict the ultimate outcome of these proceedings.

     We have intervened on behalf of the FCC in an appeal filed by AT&T seeking to overturn the FCC's declaratory ruling in CCB/CPD No. 01-02, in which the FCC concluded that a long distance carrier may not refuse a call from/to an access line served by a competitive local carrier with presumptively reasonable access rates. We have appealed the FCC's order in CC Docket No. 96-262, in which the FCC, among other things, established benchmark rates for competitive local carrier switched access charges. We cannot predict the outcome of these appeals.

     Verizon and SBC has have obtained authority to provide interLATA long distance services in substantially all of its their operating areas and SBC has obtained authority to provide interLATA long distance services in approximately half of its operating areas. During 2003, the regional Bell operating companies are likely to complete this process and be authorized to compete throughout their operating areas with packages of bundled services, or "one stop shopping." With the completion of this process, incentives for incumbent carriers to improve service to competitive local telephone companies like us in order to obtain interLATA long distance authority will be virtually eliminated while at the same time, the regional Bell operating companies will be in a position to become more efficient and attractive competitors.

     In December 2001, the FCC initiated a review of the current regulatory requirements for incumbent carriers' broadband telecommunications services. Incumbent carriers are generally treated as dominant carriers, and hence are subject to certain regulatory requirements, such as tariff filings and pricing requirements. In this proceeding, the FCC seeks to determine what regulatory safeguards and carrier obligations, if any, should apply when a carrier that is dominant in the provision of traditional local exchange and exchange access services provides broadband service. A decision by the FCC to exempt the incumbent carriers' broadband services from traditional regulation could have a significant adverse competitive impact.

     In August 2003, the FCC released its Triennial Review Order in connection with the Commission's review of UNE's, the incumbent carriers are required to sell to competitive local telephone companies such as us at forward-looking or Total Element Long Run Incremental Cost (TELRIC) rates, which reflect efficient costs plus a reasonable profit. such as us may depend upon their ability to obtain access to these UNEs in order to provision services to their customers. The FCC ordered that it would de-regulate access to the incumbent carriers' fiber/broadband network but would continue to require that incumbents provide access to their copper network and to DS-1 and DS-3 loops and transport. We primarily buy access to the incumbents' copper network and to DS-1s/T-1s. Although the FCC found that competitive local telephone companies are impaired without access to UNE loops and transport, the FCC provided state commissions with an analytical framework to determine impairment on a local basis. On March 2, 2004, the U.S. Court of Appeals for the D.C. Circuit issued its opinion in United States Telecom Associations v. FCC, No. 00-1012 ("USTA Decision") affirming the de-regulation of access to the incumbent carriers' broadband networks and vacating the FCC rules delegating authority to the states. While this does not presently impact us it could have future significant adverse negative impact. The USTA Decision is stayed until May 1, 2004. The FCC has sought a stay and review by the U.S. Supreme Court. If the USTA Decision does go into effect, our ability to obtain access to certain unbundled network elements may become more costly. Regardless of the outcome, we expect to be able to continue to purchase some network elements from competitive local telephone companies at market rates (e.g., such as transport which is used to connect parts of our network). At present, it is not possible to predict how future rates will compare to the current TELRIC rates but it is possible that further changes to the rules could adversely affect our cost of doing business by increasing the cost of purchasing or leasing network facilities. The "triennial review" decision is complex and it will have a significant impact on telecommunications competition, but it is not possible at this time to predict the full extent of its impact upon us or our competition.

     After the passage of the Telecommunications Act of 1996, the FCC adopted its current pricing rules based on TELRIC rates of a UNE. In September 2003, the FCC initiated a review of these rules applicable to the pricing of UNEs. The FCC review will determine whether the rules foster competition and investment. We cannot predict the outcome of this review.

     In May 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy program. The FCC is considering proposals to change the way contributions are assessed, but we cannot predict when or whether the FCC will act on these proposals.

State Regulation

     State regulatory agencies have jurisdiction over our intrastate services, including our rates. State agencies require us to file periodic reports, pay various fees and assessments and comply with rules governing quality of service, consumer protection and similar issues. These agencies may also have to approve the transfer of assets or customers located in the state, a change of control of our Company or our issuance of securities or assumption of debt. The specific requirements vary from state to state. State regulatory agencies also must approve our interconnection agreements with incumbent carriers. Price cap or rate of return regulation for competitive local telephone companies does not apply in any of our current markets. However, we cannot assure you that the imposition of new regulatory burdens in a particular state will not affect the profitability of our services in that state. For example, recently enacted legislation in Nevada will limit the state public utility commission regulation of the incumbent carrier's broadband services and increase the incumbent carrier's flexibility in pricing its services, which could have a significant adverse competitive impact. In Illinois, recent passage of a bill would permit SBC to raise the rates it charges competitors to use its local lines. A federal court has issued a temporary restraining order barring implementation of this law pending the outcome of litigation filed by us and other carriers to strike down the law as violative of the Telecommunications Act and Supreme Court precedent. If the law is ultimately passed, it could also have a significant adverse competitive impact in that market.

     The FCC Triennial Review Order provides for state regulatory agencies to determine whether competitive local telephone companies would be impaired if certain unbundled network elements - switching, transport, local loops - should be removed from the list of UNEs that incumbent carriers must provide. Since we utilize our own switches, a finding of non-impairment in connection with the switching UNE would not adversely impact us. The Triennial Review Order concluded that competitive local telephone companies would be impaired without loops and transport UNEs. Regulatory dockets have been initiated in all states in the last quarter of 2003 to determine the impairment/nonimpairment issue on a local basis. Decisions are expected by the end of the third quarter of 2004. However, we cannot predict the outcome of these state proceedings. A finding of non-impairment by state regulatory agencies with respect to loops and transport UNEs could have a significant adverse negative impact.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue debt securities in one or more series under an indenture between us and HSBC Bank USA, as trustee. The indenture may be supplemented from time to time.

     The indenture is a contract between us and HSBC Bank USA acting as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if an "Event of Default" described below occurs. Second, the trustee performs certain administrative duties for us.

     The indenture is summarized below. Because this discussion is a summary, it does not contain all of the information that may be important to you. We filed the indenture as an exhibit to the registration statement, and we suggest that you read those parts of the indenture that are important to you. You especially need to read the indenture to get a complete understanding of your rights and our obligations under the covenants described below under Limitation on Liens and Merger and Consolidation. Throughout the summary we have included parenthetical references to the indenture so that you can easily locate the provisions being discussed.

     The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

     The debt securities offered by this prospectus will be limited to a total amount of $250,000,000, or the equivalent amount in any currency. The indenture, however, does not limit the amount of debt securities that may be issued under it. Therefore, additional debt securities may be issued under the indenture.

     The prospectus supplement relating to any series of debt securities will, among other things, describe the following terms, where applicable:

     o    the designation or title of the series of debt securities;

     o    the total principal amount of the series of debt securities;

     o the percentage of the principal amount at which the series of debt securities will be offered;

     o    the date or dates on which principal will be payable;

     o the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

     o the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

     o    the terms for redemption, extension or early repayment, if any;

     o the currencies in which the series of debt securities are issued and payable;

     o    the provision for any sinking fund;

     o    any additional restrictive covenants;

     o    any additional Events of Default;

     o whether the series of debt securities are issuable in certificated form;

     o any special tax implications, including provisions for original issue discount;

     o any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

     o whether the debt securities are subject to subordination and the terms of such subordination; and

     o    any other terms.

     The debt securities will be unsecured obligations of Mpower. Senior debt securities will rank equally with Mpower's other unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and unsubordinated indebtedness. See "-- Subordination" below. In addition, Mpower's subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the debt securities or to provide Mpower with the funds to satisfy its payment obligations. As a result, any debt securities that Mpower issues will be effectively subordinated to all existing and future indebtedness and other liabilities of Mpower's subsidiaries.

     Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

     The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Limitation on Liens

     If Mpower shall pledge or otherwise subject to any lien (as defined in the indenture as a "Mortgage") any of its property or assets, Mpower will secure the debt securities equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction does not apply to Mortgages securing such
indebtedness which shall not exceed $   million in the aggregate at any one time
outstanding and does not apply to:

     o Mortgages created or incurred to secure financing of Mpower's current or future receivables;

     o certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States;

     o Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States;

     o    Mortgages in favor of Mpower;

     o Mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Mpower;

     o    deposits made in connection with pending litigation;

     o Mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages; and

     o any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses, inclusive. (Section 10.04)

Merger and Consolidation

     The indenture provides that no consolidation or merger of Mpower with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if, as a result thereof, any asset of Mpower would become subject to a Mortgage, unless the debt securities shall be equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to Section 10.04 (see "Limitation on Liens" above) without equally and ratably securing the Indenture Securities. (Sections 8.01 and 8.03)

Events of Default and Notice Thereof

     The Indenture defines an "Event of Default" as being any one of the following events:

     o    failure to pay interest for 30 days after becoming due;

     o    failure to pay principal or any premium on its due date;

     o    failure to make a sinking fund payment on its due date;

     o failure to perform any other covenant applicable to the debt securities for 90 days after notice;

     o    certain events of bankruptcy, insolvency or reorganization; and

     o    any other Event of Default provided in the prospectus supplement.

     An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

     If an Event of Default occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are Original Issue Discount Securities (as defined in the indenture), the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration. (Section 6.01)

     The indenture provides that within 90 days after default under a series of debt securities, the trustee will give the holders of that series notice of all uncured defaults known to it. (The term "default" includes the events specified above without regard to any period of grace or requirement of notice.) The trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders. Annually, Mpower must send to the trustee a certificate describing any existing defaults under the indenture.

     Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable protection from expenses and liability. If they provide this reasonable indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the trustee how to act under the indenture. (Section 6.02)

Modification of the Indenture

     With certain exceptions, Mpower's rights and obligations and your rights under a particular series of debt securities may be modified with the consent of the holders of not less than a majority of the total principal amount of those debt securities. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against you without your consent.

Subordination

     The extent to which a particular series of subordinated debt securities may be subordinated to our unsecured and unsubordinated indebtedness will be set forth in the prospectus supplement for any such series and the indenture may be modified by a supplemental indenture to reflect such subordination provisions.

Global Securities

     Unless otherwise stated in a prospectus supplement, the debt securities of a series will be issued in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York, which we refer to in this prospectus as DTC, which will act as depositary for the global certificates. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

     While the debt securities are represented by one or more global certificates:

     o You will not be able to have the debt securities registered in your name.

     o You will not be able to receive a physical certificate for the debt securities.

     o Our obligations, as well as the obligations of the trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

     o Your rights under the debt securities relating to payments, transfers, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and/or the contractual arrangements you or your broker, bank or financial institution has with DTC. Neither we nor the trustee has any responsibility for the actions of DTC or your broker, bank or financial institution.

     o You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

     o Because the debt securities will trade in DTC's Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

     A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of the depositary or it is exchanged in whole or in part for debt securities in physical form. If a global certificate is exchanged for debt securities in physical form, they will be in denominations of $1,000 and integral multiples thereof, or another denomination stated in the prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our restated certificate of incorporation. See "Where You Can Find More Information."

     Our certificate of incorporation permits us to issue up to 1,000,000,000 shares of common stock, par value $0.001 per share and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of April 15, 2004, there were 78,369,781 shares of common stock outstanding. The following description of our common stock and provisions of our certificate of incorporation and by-laws is only a summary, and we encourage you to review complete copies of our certificate of incorporation and by-laws, which we have previously filed with the SEC.

Common Stock

     Holders of our $0.001 par value common stock are entitled to receive ratably such dividends and other distributions in cash, stock of any corporation or property of ours as may be declared thereon by the Board of Directors from time to time out of our assets or funds legally available therefore and shall be entitled, after payment of all prior claims, to receive ratably all of our assets upon the liquidation, dissolution or winding up. Each holder of common stock at every meeting of the stockholders shall be entitled to one vote in person or by proxy for each share of common stock held by such holder. Holders of common stock are not entitled to cumulative voting for the election of directors. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

     Our common stock is quoted on the NASD Over-the-Counter Bulletin Board under the symbol "MPOW." We have applied for the listing of our common stock on the American Stock Exchange.

Dividends

     We have never paid a cash dividend on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. As a holding company, our ability to pay dividends depends on a number of factors, including the earnings of, and cash flow available from, our operating companies.

Delaware Law and our Certificate of Incorporation and By-law Provisions May Have an Anti-Takeover Effect

     Provisions in our certificate of incorporation, by-laws and Delaware law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise. We are governed by the provisions of Section 203 of the Delaware General Corporate Law, which provides that a person who owns (or within three years, did own) 15% or more of a company's voting stock is an "interested stockholder." Section 203 prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period commencing three years from the date in which the person became an interested stockholder unless:

     o the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation (excluding shares owned by officers, directors, or certain employee stock purchase plans); or

     o at or subsequent to the time the transaction is approved by the board of directors, there is an affirmative vote of at least 66.67% of the outstanding voting stock.

Section 203 could prohibit or delay mergers or other takeover attempts against us and accordingly, may discourage attempts to acquire us through tender offer, proxy contest or otherwise.

     Our certificate of incorporation and by-laws include certain restrictions on who may call a special meeting of stockholders and prohibit certain actions by written consent of the holders of common stock. These provisions could delay, deter or prevent a future takeover or acquisition of us unless such takeover or acquisition is approved by our board of directors. We have a staggered board of directors, so that it would take three successive annual meetings to replace all directors.

Preferred Stock

     Our certificate of incorporation authorizes the Board of Directors to issue preferred stock in one or more series. The description of shares of each series of preferred stock, including the number of shares to be included in such series, any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption are to be determined as set forth in resolutions adopted by the Board of Directors establishing such series of preferred stock. Mpower may issue, without the approval of the holders of common stock, preferred stock which has voting, dividend or liquidation rights superior to the common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of Mpower.

Limitations on Liability and Indemnification of Officers and Directors

     Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for:

     o    any breach of the director's duty of loyalty to its stockholders;

     o any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law;

     o any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances; and

     o any transaction from which the directors derive an improper personal benefit.

This provision, however, has no effect on the availability of equitable remedies such as an injunction or rescission. Additionally, this provision will not limit liability under state or federal securities laws.

     Our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by such law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Rights Agreement

     The terms of our rights agreement are complex and not easily summarized. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read our rights agreement, as amended, that is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following description of the rights granted pursuant to the rights agreement does not purport to be complete and is qualified in its entirety by reference to our rights agreement.

     On July 10, 2003, our Board of Directors declared a distribution of one right for each outstanding share of common stock, par value $0.001 per share, to stockholders of record at the close of business on July 11, 2003 and for each share of Mpower common stock issued (including shares distributed from Treasury) by us thereafter and prior to the Distribution Date (as defined in the Rights Agreement between us and Continental Stock Transfer & Trust Company as Rights Agent, dated as of July 10, 2003 (the "Rights Agreement")). Each right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from us one one-thousandth of a share

(a "Unit") of Series A Preferred Stock, par value $0.001 per share (the "Preferred Stock"), at a purchase price of $6.00 per Unit, subject to adjustment. The purchase price is payable in cash or by certified or bank check or money order payable to Mpower, or by wire transfer of immediately available funds to the account of Mpower. The description and terms of the rights are set forth in the Rights Agreement.

     Initially, the rights will attach to all certificates representing shares of our outstanding common stock, and no separate Rights Certificates will be distributed. The rights will separate from our common stock and the Distribution Date will occur upon the earlier of (i) 10 days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than us, any Subsidiary of ours or any employee benefit plan of ours or such Subsidiary) (an "Acquiring Person") has acquired, obtained the right to acquire or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of our common stock, and (ii) 10 business days (or such later date as may be determined by action of our Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then-outstanding shares of our common stock. Until the Distribution Date, (i) the rights will be evidenced by our common stock certificates and will be transferred with and only with our common stock certificates, (ii) new common stock certificates issued after July 10, 2003 (also including shares distributed from treasury stock) will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing our outstanding common stock will also constitute the transfer of the rights associated with our common stock represented by such certificates.

     The rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Rights Agreement (the "Final Expiration Date"), unless earlier redeemed by us as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the rights.

     In the event that (i) we are the surviving corporation in a merger with an Acquiring Person and shares of our common stock shall remain outstanding, (ii) a person becomes an Acquiring Person, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., by means of a reverse stock split or recapitalization) (each such event being a "Section 11(a)(ii) Event"), then, in each such case, each holder of a right will thereafter have the right to receive, upon exercise, Units of Preferred Stock (or, in certain circumstances, our common stock, cash, property or other securities of ours) having a value equal to two times the exercise price of the right. The exercise price is the purchase price multiplied by the number of Units of Preferred Stock issuable upon exercise of a right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     In the event that, at any time following the Stock Acquisition Date, (i) we are acquired in a merger (other than a merger described in the preceding paragraph) or other business combination transaction and we are not the surviving corporation, (ii) any Person consolidates or merges with us and all or part of our common stock is converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to two times the exercise price of the right.

     The purchase price payable, and the number of Units of Preferred Stock issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to the holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We are not required to issue fractional Units. In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock prior to the date of exercise.

     At any time prior to the earlier of (i) 10 business days following the Stock Acquisition Date or (ii) the Final Expiration Date, our Board of Directors may redeem the rights in whole, but not in part, at a price of $0.0001 per right (the "Redemption Price"), payable, at the election of our Board of Directors, in cash or shares of our common stock. Immediately upon the action of our Board of Directors ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

     Our Board of Directors, at its option, may exchange each right for (i) one Unit of Preferred Stock or (ii) such number of Units of Preferred Stock as will equal (x) the difference between the aggregate market price of the number of Units of Preferred Stock to be received upon a Section 11(a)(ii) Event and the purchase price divided by (y) the market price per Unit of Preferred Stock upon the Section 11(a)(ii) Event.

     Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Units of Preferred Stock (or other consideration).

     The Rights Agreement may be amended in any way by our Board of Directors at any time prior to the Distribution Date. After the Distribution Date, we may supplement or amend the Rights Agreement without the approval of rights holders in order (a) to cure any ambiguity, (b) to correct or supplement any defective or inconsistent provision, (c) to shorten or lengthen any time period as permitted by the Rights Agreement or (d) to change or supplement the Rights Agreement in any manner which would not adversely affect the interests of rights holders.

     A total of 100,000 shares of Preferred Stock will be reserved for issuance upon exercise of the rights. The Units of Preferred Stock that may be acquired upon exercise of the rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by us.

     Each Unit of Preferred Stock will have a minimum preferential quarterly dividend rate of $0.01 per Unit but will, in any event, be entitled to a dividend equal to the per share dividend declared on our common stock.

     In the event of liquidation, the holder of a Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of our common stock.

     Each Unit of Preferred Stock will have one vote, voting together with our common stock. The holders of Units of Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Stock are in arrears for six consecutive fiscal quarters.

     In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of our common stock.

     The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each right should approximate the economic value of one share of our common stock.

     The rights may have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors unless the offer is conditioned on a substantial number of rights being acquired. However, the rights should not interfere with any merger or other business combination approved by our Board of Directors because the rights may be redeemed by the Board of Directors at a nominal price of $0.0001 per right at any time on or prior to the tenth day after a public announcement made by either us or the acquiring person or group that such person or group has acquired beneficial ownership of 15% or more of our common stock (subject to extension by our Board of Directors). Thus, the rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with our Board of Directors. However, the effect of the rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, us. To the extent any potential acquirors are deterred by the rights, the rights may have the effect of preserving incumbent management in office.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In that event, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

     Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

     Withdrawal of Underlying Preferred Stock

     Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

     Redemption of Depositary Shares

     If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or other equitable method, as may be determined by the depositary.

     Voting

     Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

     Conversion or Exchange of Preferred Stock

     If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

     Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days' notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock is convertible exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

     Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

     Reports

     The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

     Limitation on Liability

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

     In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

     Resignation and Removal of Depositary

     The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                             DESCRIPTION OF WARRANTS

     The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

     We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

     A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

     o    the title of such warrants;

     o    the aggregate number of such warrants;

     o    the price or prices at which such warrants will be issued;

     o the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

     o the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

     o the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

     o the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

     o whether such warrants will be issued in registered form or bearer form;

     o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

     o    information with respect to book-entry procedures, if any;

     o if applicable, a discussion of certain U.S. federal income tax considerations; and

     o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

     We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units.

     Stock Purchase Contracts

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

     Stock Purchase Units

     The stock purchase contracts may be issued separately or as a part of units ("stock purchase units"), consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

                              PLAN OF DISTRIBUTION

     We may sell the securities to or through agents or underwriters or directly to one or more purchasers. Securities also may be sold by or through broker-dealers in connection with, or upon the termination or expiration of, equity derivative contracts between us or our affiliates and such broker-dealers or their affiliates.

By Agents

     We may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

     We may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

     We may sell securities directly to you. In this case, no underwriters or agents would be involved.

     As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic "dutch auction" of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

General Information

     Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission . You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings also are available to you at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) until this offering has been completed.

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     o The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 on July 30, 2002.

     o    Current Report on Form 8-K dated April 23, 2004.

     You may request copies of these filings at no cost, by writing or telephoning our Legal Department at the following address:

                           Mpower Holding Corporation
                          175 Sully's Trail, Suite 300
                               Pittsford, NY 14534
                                 (585) 218-6550
                    Attention: General Counsel and Secretary

                           FORWARD LOOKING STATEMENTS

     This prospectus contains or incorporates by reference "forward-looking statements," which you can generally identify by our use of forward-looking words including "believe," "expect," "intend," "may," "will," "should," "could," "anticipate" or "plan" or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. We often use these types of statements when discussing:

     o    our plans and strategies;

     o    our anticipation of profitability or cash flow from operations;

     o    the development of our business;

     o    the expected market for our services and products;

     o    our anticipated capital expenditures;

     o    changes in regulatory requirements; and

     o other statements contained in this prospectus regarding matters that are not historical facts.

     We caution you these forward-looking statements are only predictions and estimates regarding future events and circumstances. Actual results could differ materially from those anticipated as a result of factors described in "Risk Factors" or other factors. We cannot assure you we will achieve the future results reflected in these statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                                 LEGAL MATTERS

     The validity of our securities issued hereunder will be passed upon for us by Shearman & Sterling LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from Mpower's Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the preparation of the consolidated financial statements in conformity with AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy
Code) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering described in this registration statement. All expenses, except the SEC registration fee, are estimated.

        Securities and Exchange Commission registration fee.........   $31,675
        Printing ...................................................     7,000
        Accountants' fees ..........................................    15,000
        Blue Sky fees and expenses .................................     3,020
        Fees and expenses of trustee ...............................    11,000
        Legal Fees..................................................   500,000
        Rating Agency fees ......................................... 1,000,000
        Miscellaneous expenses .....................................    10,000
                 Total..............................................$1,577,695
                                                                    ==========
Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expense in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Our certificate of incorporation and by-laws provide that we shall, to the maximum extent permitted under Delaware law, indemnify any director or officer of the corporation who is or was made a party to any action or proceeding by reason of the fact that he or she is or was an agent of the corporation, against liability incurred in connection with such action or proceeding. We have entered into agreements with our directors, executive officers and some of our other officers implementing such indemnification. In addition, our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the liability of directors for monetary damages for breach of fiduciary duty. We may also purchase and maintain insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Item 16. Exhibits

                                  EXHIBIT INDEX

       Exhibit
        Number      Description of Exhibit
      ----------    ----------------------

          2.1       Findings of Fact, Conclusions of Law, and Order Under
                    Section 1129 of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming Debtors' First Amended Joint Plan of Reorganization, dated July 17, 2002 (incorporated by reference to Mpower Holding Corporation's Registration Statement on Form S-4 filed with the Commission on April 13,
                    2001)

          2.2       Debtors' First Amended Joint Plan of Reorganization dated
                    May 20, 2002 (incorporated by reference to Mpower Holding
                    Corporation's Registration Statement on Form S-4 filed with the Commission on April 13, 2001)
          2.3       Debtors' First Amended Disclosure Statement dated May 20,
                    2002 (incorporated by reference to Mpower Holding
                    Corporation's Registration Statement on Form S-4 filed with the Commission on April 13, 2001)
          2.4       Amended and Restated Agreement and Plan of Merger among
                    Mpower Communications Corp., Mpower Holding Corporation and
                    Mpower Merger Company, Inc., dated as of April 12, 2001
                    (incorporated by reference to Mpower Holding Corporation's
                    Registration Statement on Form S-4 filed with the Commission on April 13, 2001)
          2.5       Asset Purchase Agreement, dated as of January 8, 2003,
                    between Mpower and LDMI Telecommunications, Inc.
                    (incorporated by reference to Mpower Holding Corporation's
                    Current Report on Form 8-K filed with the Commission on
                    April 22, 2003)
          2.6       Amendment No. 1 to Asset Purchase Agreement, dated as of
                    February 6, 2003, between Mpower and LDMI
                    Telecommunications, Inc. (incorporated by reference to
                    Mpower Holding Corporation's Current Report on Form 8-K
                    filed with the Commission on April 22, 2003)
          2.7       Asset Contribution Agreement, effective as of December 31,
                    2002, between Mpower and Xspedius Equipment Leasing, LLC
                    (incorporated by reference to Mpower Holding Corporation's
                    Current Report on Form 8-K filed with the Commission on
                    April 22, 2003)
          2.8       Asset Purchase Agreement, dated as of January 8, 2003,
                    between Mpower, Florida Digital Network, Inc. and Southern
                    Digital Network, Inc. (incorporated by reference to Mpower
                    Holding Corporation's Current Report on Form 8-K filed with the Commission on April 22, 2003)
          2.9       Acknowledgement and Amendment No. 1 to Asset Purchase
                    Agreement, dated as of April 7, 2003, between Mpower,
                    Florida Digital Network, Inc. and Southern Digital Network,
                    Inc. (incorporated by reference to Mpower Holding
                    Corporation's Current Report on Form 8-K filed with the
                    Commission on April 22, 2003)
         2.10       Asset Purchase Agreement, dated as of February 6, 2003,
                    between Mpower and LDMI Telecommunications, Inc.
                    (incorporated by reference to Mpower Holding Corporation's
                    Current Report on Form 8-K filed with the Commission on
                    April 22, 2003)
          4.1       See the Second Amended and Restated Certificate of
                    Incorporation and the Amended and Restated By-laws
                    (incorporated by reference to Mpower Holding Corporation's
                    Registration Statement of Form 8-A filed with the Commission on July 30, 2002)
          4.2       Form of New Key Employee Option Plan adopted by Mpower
                    Holding Corporation (incorporated by reference to Mpower
                    Holding Corporation's Registration Statement of Form 8-A
                    filed with the Commission on July 30, 2002)
         *4.3       Form of Indenture relating to debt securities between Mpower and HSBC Bank USA
         *4.4       Form of senior debt security is included in Exhibit 4.3. Any additional form or forms of debt securities will be filed
                    with the SEC
         *4.5       Specimen certificate for shares of common stock
        ++4.6       Form of Certificate of Designations of preferred stock
         *4.7       Form of Warrant
        ++4.8       Form of Stock Purchase Contract (including form of stock
                    purchase contract certificate) and, if applicable, Pledge
                    Agreement
        ++4.9       Form of Unit Agreement (including form of unit certificate)
         *5.1       Opinion of Shearman & Sterling LLP as to the validity of the securities being registered
         *5.2       Opinion of Shearman & Sterling LLP, special U.S. federal tax counsel
          *12       Calculation of Ratio of Earnings to Fixed Charges and
                    Preference Security Dividends of Mpower
        +23.1       Consent of Deloitte & Touche LLP
        *23.2       Consent of Shearman & Sterling LLP, contained in Exhibits
                    5.1 and 5.2 hereof
        *24.1       Powers of Attorney
          *25       Statement of Eligibility on Form T-1 of HSBC Bank USA, as
                    trustee for the debt securities

---------------
* Previously filed
+ Filed herewith

++ To be filed as an exhibit to a Current Report on Form 8-K to be filed by Mpower in connection with a specific offering

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in clauses (i) and
          (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
          Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) it is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue; and

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) a of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the town of Pittsford, State of New York, on May 3, 2004.

                                      MPOWER HOLDING CORPORATION

                                      By:      /s/ Rolla P. Huff
                                         -------------------------------------
                                               Rolla P. Huff
                                               Chief Executive Officer and
                                               Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated on May 3, 2004.



              Signature                            Title

         /s/ Rolla P. Huff                 Chief Executive Officer and
------------------------------------       Chairman of the Board,
           Rolla P. Huff                   principal executive officer

         /s/    *                          Director
------------------------------------
          Michael E. Cahr

        /s/     *                          Director
-----------------------------------
         Michael M. Earley

        /s/     *                          Director
-----------------------------------
           Robert M. Pomeroy

         /s/    *                          Director
-----------------------------------
        Richard L. Shorten, Jr.

         /s/    *                          Director
-----------------------------------
          Anthony J. Cassara

                                           Director
-----------------------------------
          Andrew D. Lipman

         /s/    *                          Executive Vice President and
-----------------------------------        Chief Financial Officer
       S. Gregory Clevenger                principal financial officer

         /s/    *                          Vice President of Finance,
-----------------------------------        Controller and Treasurer
       Michael J. Tschiderer               principal accounting officer

* By:    /s/ Rolla P. Huff                 Attorney-in-Fact
       ----------------------------
           Rolla P. Huff


                                      II-5